UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2005

TRYX VENTURES CORP.
(Exact name of registrant as specified in its charter)

British Columbia
(State or other jurisdiction of incorporation)

000-50919
(Commission File Number)

N/A
(IRS Employer Identification No.)

314-837 West Hastings Street, Vancouver, British Columbia, Canada V6C 3N6
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604)-642-6410

Inapplicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 4, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms "we", "us" and "our" refer to Tryx Ventures Corp. and our wholly-owned subsidiary, Ignition Technologies, Inc.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

CREDIT FACILITY AGREEMENT

On October 25, 2005, our company closed a Credit Facility Agreement dated October 21, 2005 with Androgas Property S.A., an Austrian company, whereby Androgas Property has provided our company a $2,765,000 credit facility that may be drawn down by our company over a period of time not exceeding one year. The credit facility matures on October 21, 2010. The amounts advanced under the credit facility are convertible into units at a price of $0.70 per unit. Each unit consists of one common share and one share purchase warrant. The warrants may be exercised for a period of three years from the date of issuance and are exercisable at $1.00 per share. Pursuant to the terms of the Credit Facility Agreement, our company granted registration rights to Androgas Property and intends to register the common shares resulting from the potential conversion of the amounts advanced under the credit facility and the potential exercise of the share purchase warrants with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. There can be no assurance, however, that our company will be successful in registering the shares issued pursuant to the terms of the Credit Facility Agreement.

In lieu of interest on the convertible note, our company will pay a royalty fee based upon a percentage of our company's gross revenue that will most likely exceed the five year term of the convertible debenture. The royalty is payable in accordance with the following structure:

1.	5% royalty on the first $10 million gross revenue earned;

2.	4% royalty on the next $20 million gross revenue earned;

3.	3% royalty on the next $35 million gross revenue earned; and

4.	2% royalty on the next $55 million gross revenue earned.

Our company has the option of buying out the royalty payments from Androgas Property at any time by paying 60% of the maximum future royalty payments that Androgas Property is capable of earning under the convertible debenture assuming our company exceeds gross revenues of $120,000,000 in accordance with the royalty structure set out above. In the event that the buy-out of the future royalty payments constitutes a criminal rate of interest in any applicable jurisdiction, the royalty payment will be reduced to 1% below the maximum criminal rate of interest applicable to that jurisdiction. Unless the buy-out occurs within the first few years of issuing the convertible debenture, our company does not believe that the royalty fee structure will constitute a criminal rate of interest as we anticipate that the revenues will be generated over an extended period of time. In Canada, the criminal rate of interest, calculated on an annual basis, is greater than 60%.

The entry and close of the Credit Facility Agreement occurred contemporaneously with the closing of the Share Exchange Agreement described herein under Item 2.01. A copy of the Credit Facility Agreement is attached to this current report as Exhibit 10.18.

As of the date of this current report, Androgas Property has advanced $1.3 million to our company under the Credit Facility Agreement.

SECURITY AGREEMENT

As a condition and in consideration for entering into the Credit Facility Agreement, our company closed a General Security Agreement on October 25, 2005, dated October 21, 2005, whereby our company granted a security interest in all of our present and after acquired property for the payment and performance of our obligations under the Credit Facility Agreement. The entry and close of the General Security Agreement occurred contemporaneously with the closing of the Share Exchange Agreement described herein under Item 2.01. A copy of the General Security Agreement is attached to this current report as Exhibit 10.19.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

TERMINATION OF AGREEMENTS WITH TRIDENT OIL & GAS AND ATLAS ENERGY CORP.

On October 25, 2005, our company closed an Unwind Agreement dated October 21, 2005 with Trident Oil & Gas, Inc. The Unwind Agreement terminated the Purchase, Sale and Assumption Agreement dated March 7, 2005 that our company entered into with Trident Oil & Gas. Pursuant to the terms of the Purchase, Sale and Assumption Agreement with Trident Oil & Gas, our company acquired Trident Oil & Gas' 37.5% interest in certain oil and gas leases and other assets located in the County of Tehama, California. In consideration for the acquisition of the oil and gas leases, our company issued 1,000,000 shares of our common stock and incurred an account payable of $150,000, payable within 180 days after the effective date of the Purchase, Sale and Assumption Agreement.

Prior to the closing date of the Share Exchange Agreement, our company was not as successful as hoped in implementing our business plan for oil and gas exploration and development. Our management realized that oil and gas exploration and development did not present us with the best opportunity to realize value for our shareholders. Accordingly, our company decided not to proceed with our original business plan and focussed instead on the identification of suitable businesses with which to enter into a business opportunity or business combination. Our company identified the growth of the online gaming industry as a viable business alternative. As a result, our company entered into a Share Exchange Agreement dated July 29, 2005 with Ignition Technologies Inc., Adam Jason Morand and the shareholders set out in the Share Exchange Agreement. The Share Exchange Agreement closed on October 25, 2005, and as of the closing date, our company commenced the business of developing and licensing mobile media entertainment applications for online wireless gaming activities through Ignition Technologies, our wholly-owned operating subsidiary.

Upon the acquisition of the online gaming business, and contemporaneous with the closing of the Share Exchange Agreement, our company closed the Unwind Agreement with Trident Oil & Gas. Pursuant to the terms of the Unwind Agreement, our company terminated the Purchase, Sale and Assumption Agreement and returned to Trident Oil & Gas all right, title, interest, revenue accruals, debt accruals, obligations and duties accrued or imposed on our company pursuant to the agreement. Similarly, Trident Oil & Gas returned the 1,000,000 shares of our common stock to treasury for cancellation and all monies received pursuant to the agreement to our company. Both companies released and forever discharged each other, their respective directors, officers, shareholders, employees and agents and their respective successors and assigns, from all claims whatsoever arising out of the Purchase, Sale and Assumption Agreement. A copy of the Unwind Agreement is attached to this current report as Exhibit 10.20.

Similarly, on October 25, 2005, our company closed an Unwind Agreement dated October 21, 2005 with Atlas Energy Corp. The Unwind Agreement terminated the Purchase, Sale and Assumption Agreement dated March 7, 2005 that our company entered into with Atlas Energy. Pursuant to the terms of the Purchase, Sale and Assumption Agreement with Atlas Energy, our company acquired Atlas Energy's 75% interest in certain oil and gas leases and other assets located in the County of Madera, California, in consideration for the issuance of 2,000,000 shares of our common stock and $350,000 cash, payable within 180 days of the effective date of the agreement with Atlas Energy.

Due to our change in business focus following the closing of the Share Exchange Agreement on October 25, 2005, our company closed the Unwind Agreement with Atlas Energy. Pursuant to the terms of the Unwind Agreement, our company terminated the Purchase, Sale and Unwind Agreement and returned to Atlas Energy all right, title, interest, revenue accruals, debt accruals, obligations and duties accrued by or imposed on our company. Similarly, Atlas Energy returned the 2,000,000 shares of our common stock to treasury for cancellation and all monies received pursuant to the agreement to our company. Both companies released and forever discharged each other, their respective directors, officers, shareholders, employees, agents and their respective successors and assigns from all claims whatsoever arising out of the participating agreements. A copy of the Unwind Agreement is attached to this current report as Exhibit 10.21.

The closing of the Unwind Agreements and the transfer of all of our assets related to the oil and gas business did not constitute a sale of all or substantially all of our assets. As a result, our company has not obligated to obtain shareholder approval of the transactions contemplated by the closing of the Unwind Agreements. As a closing condition of the Unwind Agreements, our company contemporaneously closed the Share Exchange Agreement and acquired the new business of developing and licensing online wireless gaming products as operated through Ignition Technologies.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

SHARE EXCHANGE WITH IGNITION TECHNOLOGIES INC.

On August 4, 2005, we entered into a Share Exchange Agreement, dated July 29, 2005, among our company, Ignition Technologies, a Nevada corporation, Adam Jason Morand and the former shareholders of Ignition Technologies as set out in the Share Exchange Agreement. The Share Exchange Agreement contemplated our company acquiring all of the issued and outstanding shares of Ignition Technologies.

The closing of the transactions contemplated in the Share Exchange Agreement and the acquisition of all of the issued and outstanding common stock of Ignition Technologies occurred on October 25, 2005. In accordance with the closing of the Share Exchange Agreement, we issued 4,500,000 shares of our common stock to the former shareholders of Ignition Technologies for all of the 47,370 issued and outstanding common shares of Ignition Technologies on the basis of 95 common shares of our company for every one common share of Ignition Technologies. For financial statement purposes, Ignition Technologies is regarded as our predecessor entity as of October 25, 2005.

Our company had 7,504,700 common shares issued and outstanding as of October 25, 2005 as a result of the issuance of 4,500,000 shares in connection with the closing of the Share Exchange Agreement, and the cancellation of 3,000,000 shares of our common stock which occurred upon the closing of the two Unwind Agreements dated October 21, 2005 as discussed under Item 1.02 herein. The former shareholders of Ignition Technologies own 4,500,000 shares of our common stock, representing approximately 60% of the issued and outstanding shares of our company. The share exchange is deemed to be a reverse acquisition for accounting purposes. Ignition Technologies, the acquired entity, is regarded as the predecessor entity as of October 25, 2005. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on December 31 fiscal year end of Ignition Technologies. Such financial statements will depict the operating results of Ignition Technologies, including the acquisition of our company, from October 25, 2005.

RISK FACTORS

In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially adversely affected. In such case, the trading price of our securities could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We have had negative cash flows from operations since inception. We will require significant additional financing, the availability of which cannot be assured, and if our company is unable to obtain such financing, our business may fail.

To date, we have had negative cash flows from operations and have depended on sales of our equity securities and debt financing to meet our cash requirements. We will need to raise additional funds to:

-	support our planned growth and carry out our business plan,

-	develop new or enhanced services and technologies,

-	increase our marketing efforts,

-	acquire complementary businesses or technologies, and

-	respond to competitive pressures or unanticipated requirements.

We may not be able to obtain additional equity or debt financing on acceptable terms as required. Even if financing is available, it may not be available on terms that are favorable to us or in sufficient amounts to satisfy our requirements. If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions, withstand adverse operating results, consummate desired acquisitions and compete effectively. More importantly, if we are unable to raise further financing when required, our continued operations may have to be scaled down or even ceased and our ability to generate revenues would be negatively affected.

We have a history of losses and nominal operating results, which raise substantial doubt about our ability to continue as a going concern.

Since inception through June 30, 2005, we have incurred aggregate net losses of $794,599 from operations. There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will order products, the size of customers' orders, the demand for our products, and the level of competition and general economic conditions.

We expect to continue to incur development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flow until our products gain market acceptance sufficient to generate a sustainable level of income from licensing the use of our products. Our history of losses and nominal operating results raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph in the independent registered public accounting firm's report of Ignition Technologies' audited financial statements for the six-month period ended June 30, 2005 and the fiscal years ended December 31, 2004 and 2003.

We hold no patents on our proprietary technology and may not be able to protect our proprietary technology.

We do not have and do not intend to apply for patents on our software products. We currently rely on copyright and trade secrets to protect our proprietary intellectual property. Management believes that the patent application process in many countries in which we intend to sell products would be time-consuming and expensive and any patent protection might be out of date by the time the patent were to be granted.

The departure of any of our management or significant technical personnel, the breach of their confidentiality and non-disclosure obligations, or the failure to achieve our intellectual property objectives may have a material adverse effect on our business, financial condition and results of operations. We believe our success depends upon the knowledge and experience of our management and technical personnel and our ability to market our existing products and to develop new products. Employees may leave our company and become employed by our competitors.

While we believe that we have adequately protected our proprietary technology, and we will take all appropriate and reasonable legal measures to protect it, the use of our processes by a competitor could have a material adverse effect on our business, financial condition and results of operations. Our ability to compete successfully and achieve future revenue growth will depend, in part, on our ability to protect our proprietary technology and operate without infringing upon the rights of others. We may not be able to successfully protect our proprietary technology, and our proprietary technology may otherwise become known or similar technology may be independently developed by competitors. Competitors may add features, increase performance or sell products similar to our company at lower prices. We cannot predict whether our products will compete successfully with the products of existing or emerging competitors.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology. If any of our competitors copy or otherwise gain access to our proprietary technology or develop similar software independently, we would not be able to compete as effectively. The measures we take to protect our proprietary technology and other intellectual property rights are currently based upon a combination of copyright and trade secrets, but may not be adequate to prevent the unauthorized use of our proprietary technology and other intellectual property rights. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding our rights to our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our software or other technologies.

We are currently dependent on one licensee of our products for revenue and if we are unable to increase our market share and generate significant revenues from the license of our products, then our revenues may not increase significantly.

We operate in a highly competitive industry and our failure to compete effectively and generate income through the license of our products may adversely affect our ability to generate revenue. The market for mobile and online games and gaming software is highly competitive and subject to frequent product introductions with improved price and/or performance characteristics. There can be no assurance that our new or existing products will gain market acceptance. Management is aware of similar products which compete directly with our products. Many of our competitors have greater financial, technical, sales and marketing resources, better name recognition and a larger customer base than ours. In addition, many of our large competitors may offer customers a broader or superior product line. Some of our competitors may conduct more extensive promotional activities and offer lower prices to customers than we do, which could allow them to gain greater market share or prevent us from increasing our market share. Increased competition in the mobile and online games and gaming industry could result in significant price competition, reduced profit margins or loss of market share, any of which could have a material adverse effect on our ability to generate revenues and successfully operate our business. Our competitors may develop products superior to those of our company. Such competition will potentially affect our chances of achieving profitability, and ultimately adversely affect our ability to continue as a going concern. In the future, we may need to decrease our prices if our competitors lower their prices. Our competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. Such competition will potentially affect our chances of achieving profitability, and ultimately adversely affect our ability to continue as a going concern.

Rapid technological changes in our industry could render our products non-competitive or obsolete and consequently affect our ability to generate revenues.

The mobile and online gaming industry is characterized by rapidly changing technology, evolving industry standards and varying customer demand. We believe that our success will depend on our ability to generate income through the license of our products and that it will require us to continuously develop and enhance our current products and introduce new and more technologically advanced products promptly into the market. We can make no assurance that our technology will not become obsolete due to the introduction of alternative technologies. If we are unable to continue to develop and introduce new products to meet technological changes and changes in market demands, our business and operating results, including our ability to generate revenues, could be adversely affected.

If we fail to effectively manage the growth of our company and the license of our products, our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the development of our technology and the expansion of our marketing and sales efforts, we expect to experience significant growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a material adverse effect on our business and financial condition.

Online Gaming is not legal in every jurisdiction and laws and regulations regarding online gaming are subject to change.

We do not participate in online gaming activities but our software does enable our customers to do so. If our customers' business activities are restricted by laws or regulations concerning gaming or related activities, our customers may have less of a demand for our products. If demand for our products is low, we may not generate sufficient revenue to conduct our business and we may have to cease operations.

RISKS RELATED TO OUR COMMON STOCK

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because a significant portion of our operations has been and will be financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, could have a material adverse effect on the market price of our common stock.

Our company currently has a convertible credit facility outstanding, and if the lender converts all or a significant amount of the loan and exercises all or a significant amount of its warrants, then our shareholders will be subject to further, and maybe significant, dilution.

On October 25, 2005, we closed a convertible Credit Facility Agreement dated October 21, 2005 with Androgas Property under which we may drawn down up to $2,765,000 over the period of one year. As of the date of this current report, we have drawn down approximately $1.3 million of the credit facility. The credit facility matures on October 21, 2010 and the principal amount is repayable at that time. Androgas Property may at any time and from time to time during the term of the credit facility, convert the balance of the credit facility or any portion thereof into units of our common stock. The amounts advanced under the credit facility are convertible into units at a price of $0.70 per unit. Each unit consists of one common share and one share purchase warrant. The warrants may be exercised for a period of three years from the date of issuance and are exercisable at $1.00 per share. In the event that Androgas Property advances all $2,765,000 to our company under the credit facility and Androgas Property elects to convert all amounts under the credit facility and elects to exercise all share purchase warrants, Androgas Property would hold 7,900,000 shares of our common stock. If such amounts were converted and exercised, as applicable, on the date of this report, Androgas Property would hold approximately 51.3% of the issued and outstanding shares of our common stock.

Our Memorandum and Articles contain provisions that could delay or prevent a change of control and could limit the market price of our common stock.

Our authorized capital stock consists of 100,000,000 shares of common stock with no par value and 100,000,000 shares of Class "A" preferred stock with a par value of $1.00. To date, 7,504,700 shares of our common stock are issued and outstanding and no shares of preferred stock are issued and outstanding. Our board of directors, without any action by our stockholders, is authorized to designate and issue shares of preferred stock in any class or series as it deems appropriate and to establish many of the rights, preferences and privileges of these shares. The holders of preferred stock shares rank, both in regards to dividends and to return of capital, in priority to all other shares of our company and may have other superior rights to the rights granted to the holders of existing shares of our common stock. Further, the ability of our board of directors to designate and issue such undesignated shares could impede or deter an unsolicited tender offer or takeover proposal and the issuance of additional shares having preferential rights could adversely affect the voting power and other rights of holders of our common stock.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value or market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Trading of our stock may be restricted by the Securities Exchange Commision's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the National Association of Securities Dealers (NASD) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

Our common stock currently trades on a limited basis on the OTC Bulletin Board. Trading of our stock through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in the stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other mobile and online games and gaming companies, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

DESCRIPTION OF BUSINESS

Corporate History

We were incorporated on December 23, 1999 under the laws of the Province of British Columbia, Canada. We entered into a share exchange agreement, dated July 29, 2005, with Ignition Technologies, Inc., a company incorporated under the laws of the state of Nevada on March 3, 2003. Ignition Technologies conducts business as Mobile Gaming Now, Inc. Under the Share Exchange Agreement, we agreed to acquire all 47,370 shares of the issued and outstanding stock of Ignition Technologies in exchange for 4,500,000 common shares in the capital of our company. The closing of the transactions contemplated in the Share Exchange Agreement and the acquisition of all of the issued and outstanding shares of Ignition Technologies occurred on October 25, 2005. As of the closing date, the former shareholders of Ignition Technologies hold approximately 60% of the issued and outstanding common shares of our company. The acquisition of Ignition Technologies is deemed to be a reverse acquisition for accounting purposes. Ignition Technologies, the acquired entity, is regarded as the predecessor entity as of October 25, 2005. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on December 31 fiscal year end of Ignition Technologies. Such financial statements will depict the operating results of Ignition Technologies, including the acquisition of our company, from October 25, 2005.

Upon our incorporation on December 23, 1999, we focussed our business efforts on the acquisition, exploration, development and exploitation of mineral and oil and gas properties. On March 7, 2005, we entered into a Purchase, Sale and Assumption Agreement, between our company and Trident Oil & Gas whereby we acquired Trident Oil & Gas' undivided 37.5% interest in certain oil and gas leases and other assets located in the County of Tehama, California, in consideration for the issuance of 1,000,000 shares of our common stock and $150,000 cash, payable within 180 days after the effective date of the Purchase, Sale and Assumption Agreement. On March 7, 2005 we also entered into a Purchase, Sale and Assumption Agreement, between our company and Atlas Energy whereby we acquired Atlas Energy's undivided 75% interest in certain oil and gas leases and other assets located in the County of Madera, California. Our company entered into the Purchase, Sale and Assumption Agreement in consideration for the issuance of 2,000,000 shares of our common stock and $350,000 cash, payable within 180 days after the effective date of the Purchase, Sale and Assumption Agreement.

We were not successful in implementing our business plan. As management of our company investigated opportunities and challenges in the business of being an exploration oil and gas company, management realized that the business did not present the best opportunity for our company to realize value for our shareholders.

Accordingly, we abandoned our previous business plan and focussed on the identification of suitable businesses with which to enter into a business opportunity or business combination.

As disclosed under Item 1.02 herein, our company terminated the Purchase, Sale and Assumption Agreement with Atlas Energy pursuant to an Unwind Agreement dated October 21, 2005 and terminated the Purchase, Sale and Assumption Agreement with Trident Oil & Gas pursuant to an Unwind Agreement dated October 21, 2005. The termination agreements occurred contemporaneously with the closing of the Share Exchange Agreement. The sale of all of our rights to the oil and gas leases did not amount to a sale of all or substantially all of the assets of our company due to the fact that, prior to the disposition of the assets in accordance with the closing conditions of the unwind agreements, our company acquired the new business as operated through Ignition Technologies as a result of the Share Exchange Agreement. As a result, our company was not required to obtain shareholder approval for the disposition of our oil and gas interests.

Pursuant to the terms of the Unwind Agreements, our company returned to Trident Oil & Gas and Atlas Energy all right, title, interest, revenue accruals, debt accruals, obligations and duties accrued by or imposed on our company pursuant to the respective Purchase, Sale and Assumption Agreements in exchange for the respective parties returning all money and shares received pursuant to such agreements. The companies also released and forever discharged each other, their directors, officers, shareholders, employees and agents, and their respective successors and assigns, from all claims whatsoever arising out of the participation agreements. Our company then cancelled the 3,000,000 shares that were returned to treasury pursuant to the Unwind Agreements.

Current Business

As of the closing date of the Share Exchange Agreement with Ignition Technologies on October 25, 2005, our company commenced the business of developing and licensing mobile media entertainment applications for online wireless gaming activities, namely poker. Ignition Technologies acquired the intellectual property rights to certain gaming software in addition to certain hardware technology applications for online wireless games and gaming, primarily online poker, that can be played using cellular phones and other hand-held and wireless devices. Our company plans to generate business through licensing the use of our products to customers and potential customers. Our product line includes products and services for operators of online and mobile games.

Our primary target market is online poker operators who seek to add mobile poker to their offerings. Our secondary market is attracting online poker operators who already offer mobile gaming but may seek licences with our company due to the advantages of our product line. Our company holds the rights to products that allow the creation, transmission, playing and managing of games and content. Our business is focussed on the development and licensing our own products and we do not engage in any gaming or wagering activity in any jurisdiction.

On April 1, 2005, Ignition Technologies completed the acquisition of the Mobile Gaming Platform, Mobile Poker and Mobile Gaming Marketing System for the purchase price of $250,000 from Illuminated Technologies, Inc., a company incorporated under the laws of British Columbia. The closing of the acquisition transaction occurred pursuant to the terms of an Intellectual Property Development and Transfer Agreement dated January 10, 2005, between Ignition Technologies and Illuminated Technologies.

Our Products

Ignition Technologies holds the rights to four proprietary products, all of which are operational and available for licensing to customers. Texas Holdem poker allows online participants to play with up to six other people at a time on their mobile phones. Our four products are:

1.	The MGN Mobile Gaming Platform;

2.	The MGN Mobile Gateway Server;

3.	Bronze, Silver and Gold Texas Holdem; and

4.	Mobile Gaming Marketing System (MGMS).

The MGN Mobile Gaming Platform

The MGN Mobile Gaming Platform is a stand alone gaming system that allows users to play, administer and manage games of chance or skill online and on mobile handsets. The platform consists of software, databases and computer servers that connect mobile phones, the internet and player games and provide the required hardware to operate the games and information management functions.

The MGN Mobile Gaming Platform supports player, affiliate, licensee, sub-licensee, and licensor management functions. It provides full system reports for game activity and usage, web traffic, physical server utilization and error and warning notifications. Developed in Java 2 Micro Edition (J2ME), the system is appropriate for use on cellular phones and other mobile handsets that are used in Asia, North America and Europe. It also supports prepaid card system services and credit card processing for coded and non-coded accounts from an unlimited number of payment service providers.

MGN Mobile Gateway Server

The MGN Mobile Gateway Server integrates existing personal computer games with mobile game systems. Currently, many gaming operators who operate via the internet on personal computers have not expanded their gaming services to include gaming on cellular phones and other mobile handsets. We think this is because they cannot provide existing customers access to the new service because they are required to obtain new customer subscriptions for such service. Obtaining new customer subscriptions requires investment in marketing and holds a degree of uncertainty. The MGN Mobile Gateway Server overcomes this problem and allows existing customers access to both personal computer and mobile game play.

There are four components to the MGN Mobile Gateway Server:

1.	Client software - includes a game with player interfaces;

2.	Lobby Interface - bridges the mobile client to the existing personal computer-based database;

3.
Language Translator - allows programming languages to talk to each other. (Different operators build their software in different languages but the MGN Mobile Gateway Server, programmed in J2ME, can "translate" between most, if not all, of those languages); and

4.	Custom Integrator - maps the calls from the existing personal computer databases and servers to the mobile databases and servers in order to connect the playing systems.

MGN Limit Texas Holdem Poker

There are three generations and multiple types of mobile phones in use today. Many countries, including Japan and Sweden, operate on third generation technology, which is the fastest, but the United States operates largely on second generation technology.

Many gaming applications with complex graphics require third generation technologies on mobile phones in order to operate effectively. In order to reach a broad based client range, our company has developed versions of Texas Holdem Poker that use varying levels of complexity to ensure that the target market can use our games with any generation or type of mobile handset. MGN's Bronze, Silver and Gold versions of Texas Holdem Poker enable users of various technology generations and types of mobile handsets to use our products.

All three versions of Texas Holdem Poker are currently operational.

Mobile Gaming Marketing System (MGMS)

The Mobile Gaming Marketing System is operating on the websites on our customer's websites, including www.fortuna-gaming.com and on our website www.mobilegamingnow.com. The information contained in these website is not included or incorporated into this current report.

The Mobile Gaming Marketing System is an internet website system for building and deploying marketing-driven websites for gaming. With MGMS, companies can create effective websites that target certain markets, create new leads, generate sales and provide customer service.

The Market

The market for our products is primarily comprised of operators of online and mobile games and gaming in Canada and the United States. The online gaming market has flourished since the launch of the world's first virtual online casino in 1995. Currently, poker is the most popular online game. USA Today has estimated that an estimated $10 billion in revenue will be generated by more than 2,000 gambling websites this year (2005). Online gaming customers can now play poker at 266 internet sites, up from only 53 in 2003, according to CasinoCity.com.

According to Mobile Consumer Data & Multimedia Services, 78.6 million wireless subscribers in the United States will play mobile games by 2009, up from 16.3 million in 2004. Strategy Analytics has reported that it expects that active users of downloadable games will grow to reach 220 million globally in 2009. According to Juniper Research, the total value of the global mobile games market is expected to reach nearly $5.6 billion in 2005.

Our competitive advantages include our position as being among the first group of companies to bring an online and mobile gaming platform for cellular phones and other mobile devices to the market, the strength and reliability of our software and the ease of use of our products.

Competition

Our competition in the United States and internationally is strong and continues to increase. Competitors in this market include companies offering software and hardware applications to mobile and online games and gaming operators. The principle competitive factors in this marketplace include: revenue, quality, reliability, brand recognition and ease of use. Our research shows that there are a number of public and private companies competing for market share in the online poker gaming market. We expect to face continuing and growing competition from existing and new competitors.

Our products, among other functions, enable users to play poker for money on mobile devices. There are only a few games on the market today that enable users to play poker for money on their mobile phone or other handset.

However, some companies currently offer software which enables users to play poker for money on mobile devices. Some of these companies have already established a solid customer base. In addition, there are many emerging companies that are attempting to enter into the market in hopes of obtaining market share.

The following companies are our direct competitors because they enable players to play poker for money via their mobile phones or other mobile handset:

1.	Play for Money Poker and Casino Games;

2.	Phantom Fiber who maintains a website at www.phantomfiber.com;

3.	PokerRoom.com who maintains a website at www.PokerRoom.com;

4.	Spin 3 who maintains a website at www.spin3.com; and

5.	William Hill who maintains a website www.willhill.com.

Many of our competitors have substantially greater financial, technical, marketing, sales and other resources and have larger customer bases, longer operating histories, greater brand recognition and stronger relationships in the industry than we have. As a result, certain of these competitors may adopt more aggressive pricing policies which may hinder our ability to sell our products. Some of our competitors could even provide products similar to ours at no additional cost by copying our products. We cannot guarantee that we will be able to successfully increase our market penetration or our overall share of the marketplace. Our results of operations could be adversely impacted if we are unable to effectively increase our share of this market.

Our success depends in large part upon the rate at which games and gaming operators license and otherwise incorporate our products into the products and services they offer. If we are not successful in having our products used by such operators, our company may not generate sufficient income to carry out our business model.

Government Regulation

We are subject to various laws and regulations relating to our business but there are few laws and regulations that apply directly to licensing mobile and on-line games and gaming software to games and gaming operators. Our company licences our products to operators in the gaming industry and we do not engage in any wagering activity. It is possible that a number of laws and regulations may be promulgated by national, regional or local authorities regarding the sale of games and gaming software to games and gaming operators. Such laws and regulations may cover issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services.

The growth and development of the market for online gaming and commerce may prompt calls for more stringent laws that may impose additional burdens on companies that are conducting business online. The enactment of any additional laws or regulations, even those that will impact upon our customers' businesses and not directly on our own, may impede the growth of the industry and our company, damage our ability to obtain customers, increase our cost of doing business or otherwise have an adverse effect on us.

We have received an Interactive Gaming Licence from the Kahnawake Gaming Commission. Kahnawake is a community of approximately 8,000 Mohawk Indians located on the south shore of the St. Lawrence River, twenty minutes from Montreal, Quebec. The Mohawk Reserve of Kahnawake presently occupies approximately 20 square miles. The Mohawks of Kahnawake have asserted that they are a sovereign nation and as such they claim jurisdiction to issue gaming licenses. We will apply for a sub-license for each of our licensees. Although this license is not required for our continued operations, it provides our customers with some assurance that the Kahnawake Gaming Commission has reviewed the fairness of our operations.

In June 1996, the Mohawk Council of Kahnawake established the Kahnawake Gaming Commission pursuant to the provisions of the Kahnawake Gaming Law. The Commission's mandate is to regulate and control gaming and gaming related activities that take place within or from the Mohawk Territory of Kahnawake. In July 1999, the Commission recognized the need to create a regulatory environment designed specifically for the interactive gaming industry and enacted the Kahnawake Regulations Concerning Interactive Gaming, the regulatory framework designed to regulate online gaming in its jurisdiction.

The regulations used by the Kahnawake Gaming Commission cover issues relating to interactive gaming and gaming related activities conducted within or from the Mohawk Territory of Kahnawake. These gaming activities must satisfy three basic principles: 1) only suitable persons and entities are permitted to operate within the Kahnawake jurisdiction; 2) games offered are fair to the player; and 3) winners are paid. In determining the suitability of persons and entities, all applications received by the Commission must include extensive information concerning the business entity that will operate the gaming venture as well as each of the principals associated with the entity. All applications are investigated for accuracy and completeness and subjected to a probity check conducted by a United States fraud and high-risk management service on behalf on the Commission. In addition to probity checks, the Commission retains professional expertise to review the applicant's software and control systems to ensure fairness, accuracy and reliability. A recognized auditor is employed by the Commission to audit their clients. To ensure operators are able to meet their obligations to players, the financial viability of an applicant is assessed at the time of an application and may be re-assessed at any time the Commission directs. The Commission charges a $10,000 annual licensing fee.

Customers

We have entered into a License Agreement dated August 10, 2005, with Fortuna Gaming Corporation for the licensing of our Mobile Gaming Platform that includes our Bronze and Silver Texas Holdem products. At this time, we are dependent on Fortuna Gaming for all of our revenue. The loss of Fortuna Gaming as a customer would have a material adverse affect on our ability to continue operations.

Pursuant to the terms of our License Agreement with Fortuna Gaming, we have issued a three-year license to Fortuna Gaming for the use of our Mobile Gaming Platform in consideration for a $50,000 one-time initial fee and the payment of a monthly base fee of $5,000 plus $0.50 for each player who uses the system in excess of 10,000 players. This license is automatically renewed for additional one year terms unless terminated in accordance with the terms of the license agreement.

Suppliers

We offer our products through the use of computer servers and internet connectivity. To this end, we have signed a Consulting Agreement dated May 1, 2005, with Illuminated Technologies of Vancouver, British Columbia for the hosting and operation of all of our servers, databases, game development and installation. We pay $63.75 per hour for Standard Technical Services, $112.50 per hour for Advanced Technical Services and $225.00 per hour for Expert Technical Services as defined in the Consulting Agreement. The rates we pay are discounted rates that are available to us because we signed the Consulting Agreement with Illuminated Technologies and because of our past dealings and relationship with them.

Pursuant to the Consulting Agreement, Illuminated Technologies will provide us with business, technical, research and development services, including but not limited to the following:

1.	Maintenance of Production Systems;

2.	Maintenance of Staging Systems;

3.	Maintenance of Development Systems;

4.	Maintenance of Databases used in Production, Staging, and Development;

5.	Technology research, generally in the areas of wireless technology and specific to mobile communication technologies;

6.	General Software Development Consulting; and

7.	General Project Management and Direction Consulting.

The provision of the services and hardware that we need to offer our products is readily available from a variety of sources, including Illuminated Technologies. The prices for these services and hardware are subject to market forces largely beyond our control. The prices for these products and services have varied in the past and may vary significantly in the future.

Compliance With Environmental Laws

To our knowledge, neither the production nor the sale of our products constitute activities or generate materials, in a material manner, which require compliance with federal, state or local environmental laws in any jurisdiction of our operation.

Research And Development

Our company's research and development efforts are focussed on enhancing our products, including the periodic redesign of products and the incorporation of new technologies to improve the performance and design of new product lines and the expansion and adaptation of existing products. Our company conducts all of the research and development of our products.

From inception to June 30, 2005, Ignition Technologies has incurred research and development expenses totalling $656,985. During the next twelve months to October 31, 2006, we anticipate spending approximately $4,469,000 on research and development.

Intellectual Property

We own all of the programming code and rights used in our products. We currently protect our intellectual property with a variety of copyright and trade secrets. The software and technical data over which we assert intellectual property rights include the following:

1.	The MGN Mobile Gaming Platform;

2.	The MGN Mobile Gateway Server;

3.	Bronze, Silver and Gold Texas Holdem;

4.	The MGN Poker Promotion Network; and

5.	The MGN Skill Games Network.

We also have registered the following URLs:

1.	www.mobilegamingnow.com; and

2.	www.phonetexasholdem.com.

The information contained in our websites is not included in this current report. We have no patents or trademarks and we rely on copyright and trade secrets to protect our intellectual property. We intend to execute confidentiality and non-disclosure agreements with all future employees, partners, customers and consultants and limit access to and the distribution of our proprietary information.

Any member of our management or any technical personnel could leave our company, breach his or her confidentiality and non-disclosure obligations and share our trade secrets with a competitor. Also, we could fail to protect our trade secrets in other ways. The use of our trade secrets by a competitor could have a material adverse effect on our business, financial condition and results of operations.

We have no pending claims against us for infringement of any patents or other intellectual property rights of others. We have no reason to believe that we infringe any intellectual property rights of others, although we do not conduct systematic patent searches to determine whether any of our products infringe existing patent rights. Whether or not we are actually infringing the rights of third parties, claims of infringement may be advanced against us, forcing us either to defend costly litigation or to purchase license rights from third parties. If we are forced to purchase license rights from third parties, we cannot assure that we will be able to do so on commercially reasonable terms, or at all.

Employees

As of October 25, 2005, we had 3 employees consisting of Alessandra Borden as our President, Chief Executive Officer and Treasurer, Franco Perrotta as our Chief Financial Officer and Mauro Baessato as our Secretary. We plan to replace our current Chief Financial Officer as well as appoint individuals to the following positions before the end of our current fiscal year ended December 31, 2005: Vice President of Technology, Investor Relations Manager, Administration Manager, Business Development Representative, Game Designer and a Marketing Developer. We will seek to appoint individuals who have experience in the software and/or online gaming industry.

Mark Jensen, as President, Secretary and Treasurer, is the sole executive officer of Ignition Technologies. In addition, the following persons have entered into consulting agreements with Ignition Technologies to assist Mr. Jensen in the operation of our subsidiary: Don Currie, D. C. Goldman & Associates and DVRC, LLC, with Mark Jensen as its principal. The terms of these contracts state that the respective consultants shall provide the executive services and duties described in the agreement in return for the compensation specified until permanent employees are hired to perform those functions. Both our company and the consultants can terminate the agreement, without cause, with notice in writing.

DVRC, with Mark Jensen as its principal, entered into a Consulting Agreement dated April 1, 2005 with Ignition Technologies whereby DVRC agreed to act as interim Chief Executive Officer of the company in consideration for an engagement fee of $3,000 and monthly compensation of $10,000. DVRC is expected to provide, on average, a minimum of 65 hours per month of services. Don Currie entered into a Consulting Agreement dated June 1, 2005 with Ignition Technologies whereby Mr. Currie agreed to act as interim Vice President of Investor Relations of the company in consideration for an engagement fee of $5,000 and a monthly salary of $5,000. Mr. Currie is expected to provide, on average, a minimum of 40 hours per month of services. D. C. Goldman & Associates entered into a Consulting Agreement dated April 1, 2005 with Ignition Technologies whereby D. C. Goldman & Associates agreed to act as interim Chief Financial Officer of the company in consideration for an engagement fee of $3,000 and monthly compensation of $8,000. The consultant is expected to provide, on average, a minimum of 65 hours per month of services. Although such consultants assist Mr. Jensen in carrying out his duties as sole executive officer of Ignition Technologies, Mr. Jensen provides the primary duties and responsibilities of such positions. Mr. Jensen does not currently receive any salary as executive officer of Ignition Technologies.

Description Of Property

Our principal executive offices are located at Suite 1505-409 Granville St., Vancouver, B.C. Canada. The space is leased for $350 per month on a month by month basis. These offices are in good condition and we believe that they will be adequate for our needs for the next two to three years. We do not have a written lease agreement.

Reports to Security Holders

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and our filings are available to the public over the Internet at the Securities and Exchange Commission's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the Securities and Exchange Commission at the

Securities and Exchange Commission's Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

Overview

You should read the following discussion of our financial condition and results of operations together with the audited financial statements and the notes to the audited financial statements included in this filing. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those anticipated in these forward-looking statements.

We are engaged in the business of providing mobile and online games and gaming technology. Our mobile and online games and gaming technology products allow for online wireless games and gaming, primarily online poker games, that can be played using cellular phones and other hand-held and wireless devices.

On October 25, 2005, we completed a Share Exchange Agreement with Ignition Technologies. As a result of the share exchange, we entered the mobile and online games and gaming business. Because we are the successor business to Ignition Technologies and because the operations and assets of Ignition Technologies represents our entire business and operations from the closing date of the Share Exchange Agreement, our management's discussion and analysis and plan of operations are based on Ignition Technologies' financial results for the relevant periods.

On April 1, 2005, Ignition Technologies purchased all rights to the mobile gaming platform and the business of providing mobile games and gaming technology, which now forms the basis of our company's product line. On August 10, 2005, Ignition Technologies signed a License Agreement with Fortuna Gaming for the licensing of our Mobile Gaming Platform that includes the Bronze and Silver Texas Holdem products. Pursuant to the terms of our License Agreement with Fortuna Gaming, Fortuna Gaming licenses the use of Mobile Gaming Platform to our company in consideration for a $50,000 one-time initial fee and a monthly license fee of $5,000 plus $0.50 for each player who uses the system in excess of 10,000 players. The license is automatically renewed for additional one year terms unless terminated in accordance with the terms of the licence agreement.

For the year ended December 31, 2004 and the six-month period ended June 30, 2005, we did not generate any revenues from the licensing of our products. On August 10, 2005, we signed a licensing agreement with Fortuna Gaming to license our Mobile Gaming Platform product. They paid a $50,000 one-time initial fee and will pay a monthly licensing fee of $5,000 plus $0.50 for each player who uses the system in excess of 10,000 players.

Plan of Operations

As of June 30, 2005, our company had cash on hand of $96,630 and a working capital deficiency of $290,599. We estimate our operating expenses and working capital requirements for the next twelve months to October 31, 2006 to be as follows:

Estimated Expenses to October 31, 2006
Operating expenses
Sales and Marketing	$6,373,000
General and Administrative	$253,000
Product Research and Development	$4,469,000
Capital Expenditures	$945,000
Officer and Employee Compensation	$1,181,000
Fund raising	$147,000
Total	$13,368,000

These estimates do not include any potential capital requirements that may be needed should we identify any products or business acquisitions that may add value to our current product offering.

Sales and Marketing

Our company performs all sales and marketing activities and we offer sales and marketing services for licensees who licensee our products or otherwise request such services. We anticipate spending approximately $5,450,000 million in marketing in the next twelve months. These activities include website development, search engine optimization, affiliate programs, reciprocal linking, local internet marketing, player promotions and advertising, trade shows, industry advertising and website development. We anticipate spending $923,000 in sales activities.

General and Administrative

We anticipate spending approximately $253,000 on general and administration costs in the next twelve months. These costs will consist primarily of accounting fees, banking, legal fees and telephone and utility bills.

Product Research and Development

We anticipate spending $4.47 million on product development in the next twelve months. This includes the development of online and mobile games, primarily for our Texas Holdem products.

Capital Expenditures

We estimate spending approximately $945,000 for computer hardware and software equipment for servers, including game servers, financial servers, merchant servers and marketing servers during the next twelve months.

Officer and Employee Compensation

We estimate spending approximately $1.18 million in officer and employee compensation during the next twelve months. Currently, we employ three executive officers including Alessandra Bordon who acts as our President, Chief Executive Officer and Treasurer, Franco Perrotta who acts as our Chief Financial Officer and Mauro Baessato who acts as our Secretary. As a result of our change in business focus, we intend to hire suitable individuals with specific industry knowledge in the software gaming business for the following positions within the next twelve month period: Chief Executive Officer, Chief Financial Officer, Investor Relations Manager, Administration Manager, Controller/Compliance Director, Sales Director and Marketing Manager.

Mark Jensen, as President, Secretary and Treasurer, is currently the sole executive officer of Ignition Technologies. Mr. Jensen does not currently receive a salary as executive officer of Ignition Technologies. Currently, our wholly-owned operating subsidiary has consulting agreements with the following persons: Don Currie, Daniel Goldman and DVRC, with Mark Jensen as its principal. Both Ignition Technologies and the respective consultants can terminate the agreement, without cause, with notice in writing.

DVRC entered into a Consulting Agreement dated April 1, 2005 with Ignition Technologies whereby Mark Jensen, the principal of DVRC, agreed to act as interim Chief Executive Officer of the company in consideration for an engagement fee of $3,000 and monthly compensation of $10,000. DVRC is expected to provide, on average, a minimum of 65 hours per month of services. Don Currie entered into a Consulting Agreement dated June 1, 2005 with Ignition Technologies whereby Mr. Currie agreed to act as interim Vice President of Investor Relations of the company in consideration for an engagement fee of $5,000 and a monthly salary of $5,000. Mr. Currie is expected to provide, on average, a minimum of 40 hours per month of services. D. C. Goldman & Associates entered into a Consulting Agreement dated April 1, 2005 with Ignition Technologies whereby D. C. Goldman & Associates agreed to act as interim Chief Financial Officer of the company in consideration for an engagement fee of $3,000 and monthly compensation of $8,000. The consultant is expected to provide, on average, a minimum of 65 hours per month of services. Although such consultants assist Mr. Jensen in carrying out his duties as sole executive officer, Mr. Jensen provides the primary duties and responsibilities of such positions.

Fundraising

We anticipate spending $147,000 for fundraising efforts in the next twelve months. To date, we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We expect this situation to continue for the foreseeable future. We anticipate that we will have negative cash flows during our fiscal year ended March 31, 2006.

Ignition Technologies incurred a loss of $788,555 for the six-month period ended June 30, 2005. As of June 30, 2005 Ignition Technologies had a working capital deficiency of $290,599. On October 21, 2005, we entered into a Credit Facility Agreement whereby our company can draw down up to $2,765,000 for a period of one year until October 21, 2006. We have drawn down approximately $1.3 million to the date of this current report. As indicated above, our estimated working capital requirements and projected operating expenses to October 31, 2006 total $13,368,000. As at June 30, 2005, we had cash on hand of $96,630. We intend to fulfill any additional cash requirement through the sale of our equity securities in the event that we do not receive sufficient revenue from operations or through our credit facility. There can be no assurance that actual cash requirements will not exceed our estimates.

We intend to conduct product research and development in the next twelve months in order to generate sales and meet the demands of the market. Specifically, we plan to begin building a 3D poker application in November, 2005. We estimate the research and development cost of the 3Dpoker application to be approximately $1 million of our entire estimated $4.47 million product development budget.

We identify and evaluate our target markets based on an analysis of end-user needs, competitive analysis, compatibility of the target markets with our market entry strategies and the existence of government or other organisations that control or otherwise play key strategic roles in our target markets.

Given that several of our products are currently operational and that we have licensed our products with one licensee, we believe that we are well-positioned to obtain more licenses and increase our cash flow to meet our projected cash flow targets and cash needs through October 31, 2006. However, our cash flow projections are subject to numerous contingencies and risk factors beyond our control, including market acceptance of our products, competition from well-funded competitors, and our ability to manage our expected growth. We can offer no assurance that our company will generate cash flow sufficient to meet our cash flow projections. If our cash flow projections are not realized, we will require additional monies during fiscal 2005 and 2006 to execute our business plan.

There are no assurances that we will be able to obtain funds required for our continued operation. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease the operation of our business.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further long-term financing, successful and sufficient market acceptance of our current product offerings and any new product offerings that we may introduce, the continuing successful development of our product offerings and related technologies, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

We currently anticipate that we will generate revenues in the long-term as we increase our sales and marketing activities and our products gain acceptance by customers and gaming operators. We have implemented cost reductions and expect to keep our operating costs to reasonable levels that reflect the cash that is available through financing or operating activities.

Trends and Uncertainties

Our ability to generate revenues in the future is dependent on whether customers and gaming operators license our products. We cannot predict whether or when this might happen and this causes uncertainty with respect to the growth of our company and our ability to generate revenues.

Liquidity and Capital Resources

As of June 30, 2005, Ignition Technologies had cash in the amount of $96,630 and $390,120 in current liabilities. The current liabilities primarily consisted of notes payable in the amount of $350,000. Ignition Technologies had a working capital deficiency of $290,599 as of June 30, 2005.

On October 24, 2005, our company closed a Credit Facility Agreement dated October 21, 2005 with Androgas Property as lender, whereby our company may drawn down up to $2,765,000 of a credit facility from advances until October 21, 2006. The principal advanced must be repaid at maturity on October 21, 2010 and we are subject to an annual royalty payment based on our annual revenues in accordance with a calculation set out in the Credit Facility Agreement. The terms of the Credit Facility Agreement are more fully discussed in Item 1.01 herein and the agreement is set out as exhibit 10.18 attached hereto. As of the date of this current report, Androgas Property has advanced $1.3 million to our company under the Agreement.

We have suffered recurring losses. The continuation of our company as a going concern is dependent upon us attaining and maintaining profitable operations and raising additional capital. Management's plan in this regard is to raise additional capital through future equity offerings.

There are no assurances that we will be able to obtain further funds required for our continued operations. We intend to pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Going Concern

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on Ignition Technologies' audited financial statements for the six-month period ended June 30, 2005 and the fiscal years ended December 31, 2004 and 2003, our independent auditors included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

Our company has no outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. Neither our company nor our operating subsidiary engages in trading activities involving non-exchange traded contracts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 25, 2005, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each director, nominee and named executive officer of our company and our wholly-owned operating subsidiary, and by the directors and executive officers of our company as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Positions Held	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Alessandra Bordon 112 - 4238 Albert Street Burnaby, BC V5C 2E8	Director, President, Chief Executive Officer and Treasurer of Tryx Ventures Corp.	250,000	3%
Franco Perrotta 3735 Triumph Street Burnaby, BC V5C 1Y5	Director and Chief Financial Officer of Tryx Ventures Corp.	275,000	4%
Jeff Poloni, 37 - 2688 Mountain Highway North Vancouver, BC V7J 2H5	Director of Tryx Ventures Corp.	Nil	0%
Michael Hu 202 - 930 East 7th Avenue Vancouver, BC V5T 1P6	Director of Tryx Ventures Corp.	Nil	0%
Mauro Baessato Secretary, 750 Friar Crescent North Vancouver, BC V5G 1M6	Secretary of Tryx Ventures Corp.	Nil	0%
Mark Jensen (2) 10915 NE 133 Street Kirkland, WA 98034	Director of Tryx Ventures Corp. and President, Secretary and Treasurer of Ignition Technologies, Inc.	1,394,079	19%
Daniel Goldman 24215 13th Place W. Bothell, WA, 98021	Nil	809,848	11%
Acceleron Capital Ltd. PO Box 4470 Lake Tahoe, Nevada, 89449	Nil	474,984	6%
West Coast Investment Holdings, LLC (2) 10915 NE 133 Street, Kirkland, WA, 98034	Nil	1,394,079	19%
Androgas Property S.A. (3) Castellezgasse 17, A-1020, Wien, Vienna, Austria	Nil	3,714,286(3)	33%(3)
Directors and Officers as a group (6 persons)		1,919,079	26%

(1)
Based on 7,504,700 shares of common stock issued and outstanding as of October 25, 2005. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for the purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(2)	West Coast Investment Holdings, LLC is wholly-owned and operated by Mark Jensen, Chief Executive Officer of Ignition Technologies and a director of our company.

(3)
Pursuant to the terms of a Credit Facility Agreement dated October 21, 2005, which closed on October 25, 2005, between Androgas Property and our company, Androgas Property advanced $1.3 million of a $2,765,000 convertible credit facility. The credit facility matures on October 21, 2010. The amounts advanced under the credit facility are convertible into units at a price of $0.70 per unit. Each unit consists of one common share and one share purchase warrant. The warrants may be exercised for a period of three years from the date of issuance and are exercisable at $1.00 per share. If Androgas Property was to convert all $1.3 million advanced under the credit facility and exercised all share purchase warrants as of the date of this current report, Androgas Property would hold approximately 3,714,286 shares, or 33%, of our common stock.

MANAGEMENT

Directors and Executive Officers, Promoters and Control Persons

The following individuals serve as the directors and executive officers of our company and our operating subsidiary. All directors of our company and our subsidiary hold office until the next annual meeting of the shareholders or until their successors have been elected and qualified. The executive officers of our company and our operating subsidiary are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Age	Position(s) Held	Date Position First Held
Alessandra Bordon	30	President, Chief Executive Officer, Treasurer and Director of Tryx Ventures Corp.	Director, President, Chief Executive Officer and Treasurer since November 4, 2003
Franco Perrotta	35	Director and Chief Financial Office of Tryx Ventures Corp.	Director since May 28, 2001, Chief Financial Officer since November 4, 2003
Michael Hu	31	Director of Tryx Ventures Corp.	Director since March 7, 2003
Jeff Poloni	43	Director of Tryx Ventures Corp.	Director since November 4, 2003
Mark Jensen	43	Director of Tryx Ventures Corp. President, Secretary and Treasurer of Ignition Technologies, Inc.	Director since October 25, 2005 President, Secretary and Treasurer of Ignition Technologies, Inc. since October 21, 2005

Business Experience

The following is a brief account of the education and business experience of the current directors and executive officers of our company as well as the executive officers of our operating subsidiary during at least the past five years, indicating the person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

Alessandra Bordon

Alessandra Bordon is a director and the President, Chief Executive Officer and Treasurer of our company. Alessandra Bordon is a business person with experience in business development, sales, operations and marketing. Ms. Bordon has worked in corporate, government, software, not-for-profit and academia launching and building new business ventures.

Alessandra Bordon obtained her Bachelor of Arts degree (Communications) from Simon Fraser University in Burnaby, British Columbia in 2000. During her studies, Ms. Bordon worked with the following organizations as a full-time employee: (i) the federal government at Human Resources Development Canada - New Brunswick Region from January to April 1997 where her duties included communication planning, execution and media relations; (ii) the Certified General Accountants of British Columbia from May to December 1997 where her duties included event planning, media relations and internal and external communications work; and (iii) Incognito Software from May to December 1999, where her duties included high-tech marketing communications and niche media relations.

In addition, Ms. Bordon was employed as a full-time consultant by the FREDA Centre for Research from January 1999 to April 2000, where her duties included media relations which involved training of media spokespeople, crafting media relations programs manuals, press release creation and dissemination, and securing and speaking at media interviews.

Ms. Bordon is currently employed with NUVO magazine as a full-time employee. She began working for NUVO as the Director of Sales & Marketing in June 2000. Her duties involve business development as she manages and fosters current and new advertising relationships. She also manages the marketing activities of NUVO which involve designing and executing marketing initiatives to further generate advertising and subscription revenue through events, tradeshows and subscriber initiatives.

In addition to her Bachelor's Degree of Arts (Communications) which she obtained in 1998 from Simon Fraser University, Alessandra Bordon has a Diploma in Music from Vancouver Community College. Ms. Bordon has sung professionally for eight years in various venues. Recently, her musical interests outside her business and employment life are limited to minor charity involvement during her personal time and involves no more than four hours per month during the last five years. Since her appointment as President, Chief Executive Officer and Treasurer, Ms. Bordon has spent approximately 20% of her time working on the affairs of our company.

Franco Perrotta

Franco Perrotta is a director and the Chief Financial Officer of our company. Franco Perrotta obtained his Bachelor of Education degree from the University of British Columbia in 1994 and has been employed as an elementary teacher in Langley, British Columbia, Canada since 1998. In the past year, Mr. Perrotta has spent approximately 20% of his time working on the affairs of our company.

Michael Hu

Michael Hu is a director of our company. Michael Hu has been a director of Tasker Capital Corp., a company whose shares of common stock are quoted for trading on the OTC Bulletin Board, since February 2, 1999. Mr. Hu is also a businessman in the food and beverage industry. He has been working at Ballyhigh Holdings Ltd. for more than ten years. Ballyhigh Holdings is a restaurant operation, management and consultant company. During his time at Ballyhigh Holdings, it owned the Imperial, the Meridian and the Dynasty restaurants and provided management service for two other restaurants. Mr. Hu's position as beverage manager and his executive responsibilities ranged across new restaurant bar layout planning, wine list design, pricing strategies to management and operations. His extensive operational experience includes both alcohol and non-alcohol beverage sales, purchasing and inventory control. He developed and implemented strategic high-end wine sales initiatives that led to improvements in sales and gross margins. Additionally, Mr. Hu oversaw staff training and equipment maintenance. Under his leadership, the division increased volume and generated revenues averaging $300,000 a year. Mr. Hu provides promotional and marketing services to our company on a part-time basis, in addition to assisting management with capital raising activities when and if required by our company.

Jeff Poloni

Jeff Poloni is a director of our company. Jeff Poloni has been the President of Avant Garde Signs since 1991. Avant Garde Signs manufactures custom architectural signs and displays. Since 2002, Mr. Poloni has also been a director of Carmax Explorations Ltd., a company that is actively involved in exploration of mineral resources and listed on the TSX Venture Exchange in Canada. From 1980 to 1994, Mr. Poloni was President of Jeffco Holdings, a company which conducted contract exploration work in both North and South America for junior mining companies.

Mark Jensen

Mark Jensen is a director of our company and the Chief Executive Officer of Ignition Technologies. Mark Jensen has been the owner and President of DVRC, LLC since 2000. Mr. Jensen provides marketing and sales engineering services to small and mid-size companies to assist with corporate growth. From 1990 to 1999, Mr. Jensen was a self-employed marketing and sales consultant providing marketing and sales engineering services to small and mid-size companies to assist with corporate growth. From 1987 to 1989, Mr. Jensen owned and operated West Seattle Nautilus Center, a small personal training center in Seattle. From 1985 to 1987, Mr. Jensen owned and operated Bodyworld Fitness Center, a body building gym in Seattle. Mr. Jensen received a Bachelor of Arts degree in communication from Washington State University in 1984.

Committees of the Board

All proceedings of our board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Business Corporations Act (British Columbia) and the Articles of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to the President, Alessandra Bordon, at the address appearing on the first page of this current report.

Audit Committee Financial Expert

Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, nor do we have a board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because our company believes that the functions of an audit committees can be adequately performed by our board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact the we have not generated any revenues from operations to date.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. We are not aware of any director, executive officer or beneficial owner of more than 10% of the outstanding common stock who or which has not timely filed reports required by Section 16(a) of the Exchange Act during or in respect of the fiscal year of our successor company ended March 31, 2005 and the interim period to the date of this report, except for the following:

Name	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis	Failure to File Requested Forms
Alessandra Bordon	1(1)	1(1)	Nil
Frank Perrotta	1(1)	1(1)	Nil
Jeff Poloni	1(1)	1(1)	Nil
Michael Hu	1(1)	1(1)	Nil
Mauro Baessato	1(1)	1(1)	Nil

(1)	The named officer, director or greater than 10% stockholder, as applicable, filed a late Form 3 - Initial Statement of Beneficial Ownership of Securities.

EXECUTIVE COMPENSATION

No executive officer of our company received annual salary and bonus in excess of $100,000 for our company's prior fiscal year before the reverse acquisition of our company ended March 31, 2005, 2004 and 2003. During such time we did not pay any salaries or bonuses to any of our executive officers. As of the date of this current report, we have no compensatory plan or arrangement with respect to any officer that results or will result in the payment of compensation in any form from the resignation, retirement or any other termination of employment of such officer's employment with our company, from a change in control of our company or a change in such officer's responsibilities following a change in control.

There were no executive officers of Ignition Technologies serving as of October 25, 2005, and no executive officer who served as such during the fiscal years of Ignition Technologies ended December 31, 2004, 2003 and 2002, whose total salary and bonus exceeded $100,000 per year. Pursuant to the terms of a consulting agreement dated April 11, 2005, between DVRC and Ignition Technologies, DVRC received an engagement fee of $3,000 and receives monthly compensation of $10,000 commencing April 11, 2005. Mark Jensen is the principal of DVRC. Ignition Technologies does not maintain, and did not maintain at any time during its most recently completed fiscal year ended December 31, 2004, any long-term compensation plans. As such, there were no long-term compensation plan awards or payouts to any Ignition Technologies executive officers during any of Ignition Technologies' three most recently completed fiscal years ended December 31, 2004, 2003 and 2002.

Stock Option Plan

Currently, our company does not have a stock option plan in favour of any director, officer, consultant or employee of our company.

Stock Options/SAR Grants

Neither our company nor Ignition Technologies granted any options or stock appreciation rights during the fiscal year before the reverse acquisition ended March 31, 2005 and December 31, 2004, respectively.

Aggregated Option Exercises in Last Fiscal Year

There were no options exercised during our prior fiscal year before the reverse acquisition ended March 31, 2005 and December 31, 2004, respectively, by any officer or director of our company or Ignition Technologies.

Employment / Consulting Agreements

There are no employment or consulting agreements between our company and any of our executive officers. There are no compensatory plans or arrangements with any executive officer of our company or our subsidiary for payments to be made to an executive officer following the retirement, resignation or termination of any executive officer's employment with our company or our subsidiary.

There is no employment agreement between Ignition Technologies and Mark Jensen, its sole executive officer. Ignition Technologies, however, has entered into consulting agreements with the following persons: Don Currie, Daniel Goldman and Mark Jensen. Pursuant to the terms of the consulting agreement, the respective consultants provide the respective executive services and duties described in the agreement in return for the compensation specified therein until permanent employees are hired to perform those functions. Both Ignition Technologies and the respective consultants can terminate the agreement, without cause, with notice in writing.

DVRC, with Mark Jensen as its principal, entered into a Consulting Agreement dated April 1, 2005 with Ignition Technologies whereby DVRC, agreed to act as interim Chief Executive Officer of the company in consideration for an engagement fee of $3,000 and monthly compensation of $10,000. DVRC is expected to provide, on average, a minimum of 65 hours per month of services. Don Currie entered into a Consulting Agreement dated June 1, 2005 with Ignition Technologies whereby Mr. Currie agreed to act as interim Vice President of Investor Relations of the company in consideration for an engagement fee of $5,000 and a monthly salary of $5,000. Mr. Currie is expected to provide, on average, a minimum of 40 hours per month of services. D. C. Goldman & Associates entered into a Consulting Agreement dated April 1, 2005 with Ignition Technologies whereby D. C. Goldman & Associates agreed to act as interim Chief Financial Officer of the company in consideration for an engagement fee of $3,000 and monthly compensation of $8,000. The consultant is expected to provide, on average, a minimum of 65 hours per month of services. Although such consultants assist Mr. Jensen in carrying out his duties as sole executive officer of Ignition Technologies, Mr. Jensen provides the primary duties and responsibilities of such positions.

Director's Compensation

Directors may be paid their expenses for attending each meeting of the directors and may be paid a fixed sum for attendance at each meeting of the directors or a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for such service. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Directors of Ignition Technologies, our wholly-owned subsidiary, may reimburse its directors for expenses incurred in connection with attending board meetings but does not pay director's fees or other cash compensation for services rendered as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Family Relationships

None of the directors or officers of our company are related by blood or marriage.

Certain Relationships and Related Transactions

Since inception to the date of this current report, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeded $60,000, and in which, to our knowledge, any of the following persons had, or is to have, a direct or indirect material interest: a director or executive officer of our company; a nominee for election as a director of our company; a beneficial owner of more than five percent of the outstanding shares of our common stock; or any member of the immediate family of any such person.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of the directors or executive officers of our company or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Dividends

We have not paid dividends on our common stock in the past and do not anticipate paying dividends in the near future. We intend to retain earnings, if any, for use in our business and do not anticipate paying any cash dividends. Our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All of our shares of common stock are entitled to an equal share in any dividends declared and paid.

Legal Proceedings

As of October 25, 2005, we know of no material, active, or pending legal proceeding against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our company's directors, proposed directors, officers, or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our company's interest.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles, subject to the Business Corporations Act (British Columbia), and subject to court approval in some circumstances:

•
our company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or proceeding, whether or not brought by our company and whether civil, criminal or administrative, by reason of the fact that the person is or was a director, officer, employee, or agent of our company or is or was serving at the request of our company in such capacity against all costs, charges and expenses including legal fees if the person acted honestly and in good faith with a view to the best interests of our company and exercised the care, diligence and skill of a reasonably prudent person, and with respect to any criminal or administrative action or proceeding, the person had reasonable grounds for believing that their conduct was lawful;

•
our company may indemnify any person other than a director in respect of any loss, damage, costs or expenses whatsoever incurred by him while acting as an officer, employee or agent for our company unless such loss, damage, costs or expenses arises out of the failure to comply with instructions, a wilful act or default or fraud by such person in any of which events our company shall only indemnify such person if the directors, in their absolute discretion, so decide or our company by ordinary resolution shall so direct; and

•
we may purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of our company or is serving at the request of our company as a director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise against any liability incurred by such person as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 might be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF SECURITIES

We are authorized to issue 100,000,000 common shares without par value and 100,000,000 preferred stock with a par value of $1.00. As at October 25, 2005 we had 7,504,700 common shares outstanding and no preferred stock outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the board of directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The last trade of our common stock, as reported by the NASD OTC Bulletin Board, was $3.00, which occurred on September 21, 2005.

Our common shares are quoted for trading on the OTC Bulletin Board under the symbol "TRYXF". The following quotations obtained from stockwatch.com reflect the highs and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission an may not represent actual transactions. The high and low bid prices of our common stock for the periods indicated below are as follows:

National Association of Securities Dealers OTC Bulletin Board(1)
Quarter Ended	High	Low
September 30, 2005	$3.00	$2.00
June 30, 2005	No trades	No trades
March 31, 2005	$0.97	$0.97
December 31, 2004	No trades	No trades

(1)	Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Our common shares are issued in registered form. The transfer agent and registrar for our common stock is Pacific Corporate Trust Company, 10th Floor - 625 Howe Street, Vancouver, British Columbia V6C 3B8 (Telephone: (604) 689-9853; Facsimile: (604) 689-8144). On October 25, 2005, the shareholders' list of our common shares showed 58 registered shareholders and 7,504,700 shares outstanding.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have any equity compensation plans in place.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Please refer to the description under Item 1.01 "Entry into a Material Definitive Agreement" for disclosure relating to the Credit Facility Agreement dated October 25, 2005, between our company and Androgas Property. The Credit Facility Agreement is attached to this current report as exhibit 10.18.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the closing of the Share Exchange Agreement on October 25, 2005, our company issued 4,500,000 shares of our common stock to the 14 former shareholders of Ignition Technologies. With respect to the 5 former shareholders of Ignition Technologies which were U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933), we relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933. With respect to the balance of the former shareholders of Ignition Technologies who were not U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933), we issued the shares in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On October 25, 2005, Trident Oil & Gas and Atlas Energy surrendered for cancellation, pursuant to the terms of the respective Unwind Agreements dated October 21, 2005 with our company, 2,000,000 and 1,000,000 shares respectively owned by them in the capital of our company. The Unwind Agreements are discussed under Item 1.01 of this current report and the Unwind Agreements are attached as exhibits 10.20 and 10.21 respectively.

Additionally, in connection with the closing of a Credit Facility Agreement on October 24, 2005, our company entered into a $2,765,000 convertible credit facility with Androgas Property. The amounts advanced under the credit facility are convertible into units at a price of $0.70 per unit. Each unit consists of one common share and one share purchase warrant. The warrants may be exercised for a period of three years from the date of issuance and are exercisable at $1.00 per share. Upon conversion of the amounts advanced under the credit facility, the units and the securities underlying the units, will be issued in reliance upon an exemption from registration in an offering of securities in an offshore transaction to a non U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. Pursuant to the terms of the credit facility, our company granted registration rights to Androgas Property and intends to register the common shares capable of being converted and exercised, as applicable, under the credit facility with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. There can be no assurance, however, that our company will be successful in registering the shares issued pursuant to the terms of the Credit Facility Agreement.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On July 11, 2005, Ignition Technologies engaged BDO Dunwoody LLP, Chartered Accountants, as its principal independent accountants with the approval of its company's board of directors.

Telford Sadovnick P.L.L.C., Certified Public Accountants, has been engaged as the principal independent accountants of our company since June 7, 2005. There is no change in our certifying accountant at this time.

BDO Dunwoody, LLP was not consulted on any matter relating to accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements prior to being engaged on July 11, 2005 by Ignition Technologies. BDO Dunwoody LLP did not provide any written or oral advice that was an important factor considered by us in reaching any decision as to the accounting, auditing or financial reporting issues.

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

Closing of the Share Exchange Agreement

Upon the closing of the Share Exchange Agreement dated July 29, 2005, which occurred on October 25, 2005, we issued an aggregate of 4,500,000 shares of common stock to the shareholders of Ignition Technologies to acquire all 47,370 issued and outstanding common shares of Ignition Technologies, on the basis of 95 shares of our company's common stock for every 1 common shares of Ignition Technologies. The issuance was a result of the closing of a Share Exchange Agreement which occurred on October 24, 2005 among our company, Ignition Technologies, Adam Jason Morand and the shareholders of Ignition Technologies as set out in the Share Exchange Agreement. As a result of the share exchange, the former shareholders of Ignition Technologies own 4,500,000 shares of our company's common stock, representing approximately 60% of the 7,504,700 issued and outstanding shares of our company. The issuance of the 4,500,000 shares our company resulted in a change of control of our company. Contemporaneously with the closing of the Share Exchange Agreement, our company entered into two unwind agreements as discussed under Item 1.02 herein whereby Trident Oil & Gas and Atlas Energy tendered 1,000,000 and 2,000,000 shares respectively of our common stock to our company for cancellation. The return to treasury and subsequent cancellation of the shares reduced our issued and outstanding shares from 10,504,700 to 7,504,700.

Androgas Property Credit Facility

On October 25, 2005, we closed a convertible Credit Facility Agreement dated October 21, 2005 with Androgas Property under which we may drawn down up to $2,765,000 over the period of one year. As of the date of this current report, we have drawn down approximately $1.3 million of the credit facility. The credit facility matures on October 21, 2010 and the principal amount is repayable at that time. Androgas Property may at any time and from time to time during the term of the credit facility, convert the balance of the credit facility or any portion thereof into units of our common stock. The amounts advanced under the credit facility are convertible into units at a price of $0.70 per unit. Each unit consists of one common share and one share purchase warrant. The warrants may be exercised for a period of three years from the date of issuance and are exercisable at $1.00 per share. In the event that Androgas Property advances all $2,765,000 to our company under the credit facility and Androgas Property elects to convert all amounts under the credit facility and elects to exercise all share purchase warrants, Androgas Property would hold 7,900,000 shares of our common stock. If such amounts were converted and exercised, as applicable, on the date of this report, Androgas Property would hold approximately 51.3% of the issued and outstanding shares of our common stock. Currently, Androgas Property has advanced $1.3 million to our company under the credit facility. If Androgas Property was to convert all $1.3 million advanced under the credit facility and exercised all share purchase warrants as of the date of this current report, Androgas Property would hold approximately 3,714,286 shares or 33% of our common stock. Accordingly, a change of control of our company will result only if our company is advanced approximately all of the $2,765,000 credit facility, and Androgas elects to convert and exercise all amounts thereunder.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Mark Jensen was appointed as a director of our company as of October 25, 2005. A description of Mr. Jensen's business experience over the past five years can be found in Item 2.01 of this current report. Mr. Jensen, as principal of DVRC, has executed a consulting agreement with Ignition Technologies through which DVRC is paid a monthly salary of $10,000. The consulting contract is attached to this current report as exhibit 10.13.

There are no definitive arrangements that have been made regarding committees of our company to which Mark Jensen is expected to be named. The appointment of Mark Jensen to our board of directors was prearranged in accordance with the provisions of the Share Exchange Agreement dated July 29, 2005, between our company, Ignition Technologies, Adam Jason Morand and the shareholders set out in the agreement. The appointment of Mark Jensen to our board of directors was a condition precedent to the closing of the Share Exchange Agreement. Mr. Jensen was selected for appointment based on his familiarity and experience with Ignition Technologies and the new business of our company as of the closing date.

Apart from the Share Exchange Agreement, and the transactions contemplated therein, Mr. Jensen has not had a direct or indirect material interest in any transaction of our company during the last two years, or proposed transaction, to which our company was or is to be a party.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The following financial statements are included in this current report:

Audited financial statements of Ignition Technologies for the period from Inception through December 31, 2003, the year ended December 31, 2004 and for the six-month period ended June 30, 2005.

Unaudited pro forma consolidated financial information consisting of:

(a)	the combined financial position of our company and Ignition Technologies as at June 30, 2005;

(b)	the combined results of our company and Ignition Technologies for the year ended December 31, 2004; and

(c)	the combined results for the six months ended June 30, 2005 for both our company and Ignition Technologies.

Financial Statements

The following financial statements of Ignition Technologies, Inc. (dba Mobile Gaming Now, Inc.) are attached hereto:

(A Development Stage Company)

 (Stated in US Dollars)

1.	Report of Independent Registered Public Accounting Firm;

2.	Financial statements, including:

	a.	Balance Sheets as at June 30, 2005, December 31, 2004 and 2003

	b.	Statements of Operations for:

		(i)	the six months ended June 30, 2005;

		(ii)	the year ended December 31, 2004;

		(iii)	the period from March 3, 2003 (inception) to December 31, 2003;

		(iv)	the period from March 3, 2003 (inception) to June 30, 2005 (cumulative)

	c.	Statements of Changes in Capital Deficit for the period from March 3, 2003 (inception) to June 30, 2005 (cumulative)

	d.	Statements of Cash Flows for:

		(i)	the six months ended June 30, 2005;

		(ii)	the year ended December 31, 2004;

		(iii)	the period from March 3, 2003 (inception) to December 31, 2003;

		(iv)	the period from March 3, 2003 (inception) to June 30, 2005 (cumulative)

	e.	Summary of Significant Accounting Policies; and

	f.	Notes to Financial Statements.

BDO Dunwoody LLP	600 Cathedral Place
Chartered Accountants	925 W Georgia Street
Vancouver, BC, Canada V6C 3l2
Telephone: (604) 688-5421
Telefax: (604) 688-5132
E-mail: vancouver@bdo.ca

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Ignition Technologies Inc. (dba Mobile Gaming Now, Inc.)
(A Development Stage Company)

We have audited the Balance Sheets of Ignition Technologies Inc. (dba Mobile Gaming Now, Inc., a development stage company) as at June 30, 2005, December 31, 2004 and 2003 and the related Statements of Operations, Changes in Capital Deficit and Cash Flows for the six months ended June 30, 2005, the year ended December 31, 2004, the period from March 3, 2003 (inception) to December 31, 2003 and the cumulative period from March 3, 2003 (inception) to June 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ignition Technologies Inc. as of June 30, 2005, December 31, 2004 and 2003 and the results of its operations and its cash flows for the six months ended June 30, 2005, the year ended December 31, 2004, the period from March 3, 2003 (inception) to December 31, 2003 and the cumulative period from March 3, 2003 (inception) to June 30, 2005 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no established source of revenue, has negative working capital, has accumulated losses of $794,599 since its inception and has no assurance of future profitability. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Dunwoody LLP

Chartered Accountants

Vancouver, Canada
September 2, 2005

Ignition Technologies Inc. (dba Mobile Gaming Now, Inc.)
(A Development Stage Company)
Balance Sheets
(Stated in U.S. Dollars)

	June 30	December 31	December 31
	2005	2004	2003

Assets

Current assets
Cash	$96,630	$-	$-
Prepaid expenses and deposits	2,891	-	-

Total current assets	99,521	-	-

Mobile Game and Marketing
Software (Note 2)	229,150	-	-

Total Assets	$328,671	$-	$-

Liabilities and Capital Deficit

Liabilities

Current liabilities

Accounts payable and accrued liabilities	$22,881	$5,944	$2,539
Deferred revenue	10,000	-	-
Due to related parties (Note 3)	7,239	-	-
Notes payable (Note 4)	350,000	-	-
Total Liabilities	390,120	5,944	2,539

Capital Deficit
Capital Stock (Note 6)
Authorized
75,000 common shares, no par value
Issued
47,370 (December 31, 2004 and 2003 –
10,000) common shares	100,450	100	100
Additional paid-in capital (Note 6)	632,700	-	-
Deficit accumulated during the
development stage	(794,599)	(6,044)	(2,639)

Total Capital Deficit	(61,449)	(5,944)	(2,539)

Total Liabilities and Capital Deficit	$328,671	$-	$-

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements

Ignition Technologies Inc. (dba Mobile Gaming Now, Inc.)
(A Development Stage Company)
Statements of Operations
(Stated in U.S. Dollars)

			From March 3	From March 3
	Six months		2003	2003
	ended	Year ended	(inception)	(inception)
	June 30	December 31	to December 31	to June 30
	2005	2004	2003	2005
				(Cumulative)

Operating Expenses
Consulting fees (Note 5)	$65,500	$-	$-	$65,500
Depreciation	20,850	-	-	20,850
General and administrative	20,641	405	639	21,685
Professional fees	18,329	3,000	2,000	23,329
Research and development
(Note 6)	656,985	-	-	656,985
Operating loss	(782,305)	(3,405)	(2,639)	(788,349)

Other expense
Interest	(6,250)	-	-	(6,250)
Net loss for the period	$(788,555)	$(3,405)	$(2,639)	$(794,599)

Loss per share
Basic and diluted	$(28.73)	$(0.34)	$(0.26)	$(57.92)

Weighted average outstanding
shares	27,444	10,000	10,000	13,719

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements

Ignition Technologies Inc. (dba Mobile Gaming Now, Inc.)
(A Development Stage Company)
Statement of Changes in Capital Deficit
(Stated in U.S. Dollars)

				Deficit
				Accumulated
			Additional	during the
	Common Stock		Paid-in	Development	Total
	Shares	Amount	Capital	Stage	Capital Deficit

Issued on March 3, 2003 (inception) at $0.01 per share	10,000	$100	$-	$-	$100
Net loss for the period	-	-	-	(2,639)	(2,639)
Balance, December 31, 2003	10,000	100	-	(2,639)	(2,539)
Net loss for the year	-	-	-	(3,405)	(3,405)
Balance, December 31, 2004	10,000	100	-	(6,044)	(5,944)
Issuance of common stock for cash in April 2005 at	35,000	350	-	-	350
$0.01 per share
Issuance of common stock for cash in April 2005 at	2,370	100,000	-	-	100,000
$42.19 per share
Stock-based compensation (Note 6)	-	-	632,700	-	632,700
Net loss for the period	-	-	-	(788,555)	(788,555)
Balance, June 30, 2005	47,370	$100,450	$632,700	$(794,599)	$(61,449)

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements

Ignition Technologies Inc. (dba Mobile Gaming Now, Inc.)
(A Development Stage Company)
Statement of Cash Flows
(Stated in U.S. Dollars)

			From March 3	From March 3
	Six months		2003	2003
	ended	Year ended	(inception)	(inception)
	June 30	December 31	to December 31	to June 30
	2005	2004	2003	2005
				(Cumulative)

Cash provided by (used in)

Operating activities
Net loss for the period	$(788,555)	$(3,405)	$(2,639)	$(794,599)
Adjustments to reconcile net
loss to net cash used in operating
activities
Depreciation	20,850	-	-	20,850
Stock-based compensation	632,700	-	-	632,700
Increase in assets
Prepaid expenses and deposits	(2,891)	-	-	(2,891)
Increase in liabilities
Accounts payable and
accrued liabilities	16,937	3,405	2,539	22,881
Deferred revenue	10,000	-	-	10,000
Due to related parties	7,239			7,239
Net cash used in operating
activities	(103,720)	-	(100)	(103,820)

Investing activities
Mobile Game and Marketing
software	(250,000)	-	-	(250,000)

Financing activities
Notes payable	350,000	-	-	350,000
Capital stock	100,350	-	100	100,450
Net cash provided by financing
activities	450,350	-	100	450,450

Net cash increase for the period	96,630	-	-	96,630

Cash, beginning of period	-	-	-	-

Cash, end of period	$96,630	$-	$-	$96,630

Supplemental information
Interest paid	$6,250	$-	$-	$6,250
Income taxes paid	$-	$-	$-	$-

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements

Ignition Technologies Inc. (dba Mobile Gaming Now, Inc.)
(A Development Stage Company)
Summary of Significant Accounting Policies
(Stated in U.S. Dollars)

Basis of Presentation
These financial statements are expressed in United States dollars and are prepared in accordance with accounting principles generally accepted in the United States. The Company is currently in the development stage and presents its financial statements in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises”.

Interim Information
The results of operations and cash flows for the six months ended June 30, 2004 are not disclosed separately in the financial statements as the amount is nominal. Net loss for the period amounted to $1,905. The results of operations for the six months ended June 30, 2005 and 2004 are not necessarily indicative of the results for any other periods.

Use of Estimates
The preparation of financial statements in accordance with generally accepted accounting principles in the United States requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could significantly differ from those estimates.

Loss Per Share
Loss per share is computed in accordance with SFAS No. 128, "Earnings Per Share". Basic loss per share is calculated by dividing the net loss available to common stockholders by the weighted average number of shares outstanding during the year. Diluted loss per share equals basic loss per share for all periods presented because there are no common stock equivalents.

Financial Instruments
The Company’s financial instruments consist of cash, accounts payable and accrued liabilities, amounts due to related party and notes payable. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments, except for notes payable, approximate their carrying values due to the short-term or demand nature of the instruments. The fair value of the non-interest bearing note payable was not practicable to determine.

Income Taxes
Income taxes are accounted for using the liability method which requires the recognition of income taxes payable or refundable as determined based on the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance is recorded to reduce deferred income tax assets recognized by the amount of any deferred income tax benefits that, based on available evidence, are not more likely than not to be realized.

Ignition Technologies Inc. (dba Mobile Gaming Now, Inc.)
(A Development Stage Company)
Summary of Significant Accounting Policies
(Stated in U.S. Dollars)

Mobile Game and Marketing Software

Mobile game and marketing software is recorded at cost less accumulated depreciation. Depreciation is recorded based on current and future revenue for the software with an annual minimum depreciation amount equalling to the straight-line amortization of the costs over the estimated economic life of the software of approximately three years.

The Company evaluates the capitalized software costs for impairment on each balance sheet date in accordance with SFAS No. 86 “Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed”. At such time, the unamortized costs of the mobile game and marketing software is compared to its estimated net realizable value. The amount by which the unamortized carrying costs of the software exceed the net realizable value will be written-off. As at June 30, 2005, December 31, 2004 and 2003, no impairment was recorded.

Research and Development Costs	Research and development costs are expensed as incurred in accordance with SFAS No. 2, “Accounting for Research and Development Costs.”

In accordance with SFAS No. 86, development costs incurred in the development of software are capitalized from the time that technological feasibility in the form of a working model has been established through to the general release to the customer.

Revenue Recognition
The Company follows the provisions of Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition” and Statement of Position (“SOP”) 97-2, “Software Revenue Recognition”, as amended for accounting and recognizing revenue. In accordance with SAB No. 104 and SOP 97-2, the Company recognizes licensing revenue on a straight-line basis over the term of the underlying licensing agreement provided that no significant production, modification or customization of the software is required and collection is probable. If collectibility will not be considered probable, revenue will be recognized when the fee is collected. In an arrangement with multiple deliverables, the Company will allocate fees to various elements based on vendor-specific objective evidence of fair value as defined in SOP 97-2. Amounts collected or billed prior to satisfying the above revenue recognition criteria are reflected as deferred revenue.

Service revenue will be primarily derived from fees for consulting services related to the Company’s mobile gaming software, which are recognized as the services are performed.

Ignition Technologies Inc. (dba Mobile Gaming Now, Inc.)
(A Development Stage Company)
Summary of Significant Accounting Policies
(Stated in U.S. Dollars)

Foreign Currency Transactions
The accounts of the Company are expressed in United States dollars, its functional currency. Monetary assets and liabilities denominated in foreign currencies are translated at the rate in effect at the balance sheet date. Other balance sheet items, revenues and expenses are translated at the rates prevailing on the respective transaction dates. Translation gains and losses relating to monetary items and expenses denominated in foreign currencies are included in the Statements of Operations.

Comprehensive Income
SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and presentation of comprehensive income (loss). This standard defines comprehensive income as the changes in equity of an enterprise except those resulting from stockholder transactions. Comprehensive loss for the periods presented in these financial statements equalled the reported net loss for the periods presented.

New Accounting Pronouncements
On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), “Share-Based Payment.” SFAS No. 123(R) would require the Company to measure all employee stock-based compensation awards using a fair value method and record such expense in its consolidated financial statements. In addition, SFAS No. 123(R) will require additional accounting related to the income tax effects and additional disclosure regarding the cash flow effects resulting from share-based payment arrangements. For nonpublic entities, SFAS No. 123(R) is effective for the first fiscal year beginning on or after December 15, 2005.

In December 2004, FASB issued SFAS No. 153 to amend Opinion 29 by eliminating the exception for non-monetary exchanges of similar productive assets and replaces it with general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange is defined to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provision of this Statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The provisions of this Statement should be applied prospectively.

The Company is assessing the effect on the financial statements as a result of the implementation of these new standards.

In June 2005, the FASB issued Statement 154, “Accounting Changes and Error Corrections” which replaces APB Opinion 20 and FASB Statement 3. Statement 154 changes the requirements for the accounting and reporting of a change in accounting principle. Opinion 20 previously required that most voluntary changes in accounting principles be recognized by including the cumulative effect of the new accounting principle in net income of the period of change. Statement 154 now requires retrospective application of changes in accounting principle to prior period financial statements, unless it is impractical to determine either the period-specific effects or the cumulative effect of the change. The statement is effective for fiscal years beginning after December 15, 2005. Management does not expect that there will be material effect on the financial statements as a result of the implementation of this new standard.

Ignition Technologies Inc. (dba Mobile Gaming Now, Inc.)
(A Development Stage Company)
Notes to Financial Statements
(Stated in U.S. Dollars)

1.	Nature of Business and Ability to Continue as a Going Concern

Ignition Technologies, Inc. (“the Company”) was incorporated on March 3, 2003 under the laws of the State of Nevada. The Company was established to pursue the incubation of promising technologies. On April 1, 2005, the Company acquired a mobile gaming platform and opportunity code technology. On August 4, 2005, the Company’s stockholders entered into a share exchange agreement whereby, upon necessary conditions being satisfied, the Company would become a subsidiary of a publicly-traded company (Note 8).

The Company is in the development stage and has a limited operating history. The successful implementation of its business strategy depends on numerous factors including economic, competitive, technological factors and uncertainties, the ability to hire and retain qualified personnel, and the ability to obtain financing on acceptable terms to continue the development of its plans. Adverse economic or competitive conditions, the failure to hire and retain qualified personnel or obtain financing on acceptable terms when required could affect the Company’s future operations. The Company has no established source of revenue, has negative working capital, has accumulated losses of $794,599 since its inception, and has no assurance of future profitability. The Company will continue to require financing from external sources to finance its operating and investing activities until sufficient positive cash flows from operations can be generated. The Company plans to manage its resources and assets on hand and pursue opportunities for long-term financing, as well as achieving and maintaining a profitable level of operations. Assets on hand and any additional amounts raised will be used for further development of the Company’s products and for other working capital purposes. There is no assurance that this financing or profitable business will be obtained, accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

These financial statements have been prepared on the basis that the Company will be able to continue as a going concern and realize its assets and satisfy its liabilities and commitments in the normal course of business and do not reflect any adjustments which would be necessary if the Company is unable to continue as a going concern.

2.	Mobile Game and Marketing Software

	June 30	December 31
	2005	2004
Mobile Game and Marketing Software	$250,000	$-
Less: Accumulated depreciation	(20,850)	$-
	$229,150	$-

3.	Due to Related Parties

Amounts due to an officer of the Company for consulting fees described in Note 5(b) are unsecured, non- interest bearing, and without stated terms of repayment. This transaction was recorded at the exchange value, representing amounts agreed upon by the parties.

Ignition Technologies Inc. (dba Mobile Gaming Now, Inc.)
(A Development Stage Company)
Notes to Financial Statements
(Stated in U.S. Dollars)

4.	Notes Payable

(a)
On May 18, 2005, the Company issued a note payable in the amount of $125,000 to an arm’s length party. The note is unsecured and the principal amount of the note is due on or before September 30, 2005, together with interest and borrowing charges amounting to $6,250. The note is guaranteed by a director of the Company. On June 23, 2005, the Company paid the borrowing charge of $6,250.

(b)
On June 7, 2005, the Company issued a note payable in the amount of $50,000 to an arm’s length party. The note is unsecured and the principal amount of the note was due on or before July 7, 2005, together with interest and borrowing charges amounting to $500. Subsequent to June 30, 2005, the Company repaid the note payable.

(c)
On June 10, 2005, the Company issued a note payable in the amount of $175,000 to an arm’s length party. The note is unsecured, non-interest bearing, and the principal amount of the note is due on or before September 30, 2005. The note is guaranteed by a director of the Company.

5.	Commitments

	(a)	Agreement with Illuminated Technologies Inc. (“Illuminated”)

On April 1, 2005, the Company entered into an agreement with Illuminated Technologies Inc, (“the Agreement”), a company incorporated in British Columbia, Canada. The Company entered into the agreement to purchase the mobile gaming platform and business opportunity of providing mobile gaming technologies to operate multi real player games of skill. Subsequent to the acquisition of the mobile gaming platform, the president, majority owner and director of Illuminated became a stockholder of the Company.

In June 2005, the Company and Illuminated entered into a consulting agreement, pursuant to which, Illuminated has agreed to provide technology services and continued development of the mobile gaming technology. The Company plans to expend at least one million dollars to continue development of the mobile gaming technology. Illuminated has agreed to provide (i) certain network hardware and software systems (ii) the technical expertise and support of its employees, and (iii) other resources to continue development of certain software.

	(b)	Management Consulting Agreements

During the six months ended June 30, 2005, on various dates, the Company entered into various consulting agreements with the Company’s president, directors and officers (or companies controlled by these individuals) to provide consulting services totaling $29,000 per month. The total consulting expenses incurred for the six months ended June 30, 2005 under these agreements was $63,000. As at June 30, 2005, $7,239 of this amount was recorded in the financial statements, as owing.

Ignition Technologies Inc. (dba Mobile Gaming Now, Inc.)
(A Development Stage Company)
Notes to Financial Statements
(Stated in U.S. Dollars)

6.	Capital Stock

The Company issued 10,000 common shares at $0.01 per share at inception to the founders of the Company.

During the six months ended June 30, 2005, the Company received $100,350 in respect of stock subscriptions for 37,370 shares of the Company’s common stock. Stock subscriptions of $350 for 35,000 shares of common stock were received for an issuance price of $0.01 per share to certain consultants and investors. Subsequently, stock subscriptions of $100,000 for 2,370 shares of common stock were received from an independent investor for an issuance price of $42.19 per share. The Company recorded additional paid-in capital of $632,700 in connection with the issuance of the 15,000 common shares issued to certain consultants of the Company as compensation expense calculated as the difference between the subscribed price and the fair value of the common stock based on the price of the subsequent share subscription.

7.	Income Taxes

Significant components of deferred income tax assets are as follows:

		December 31	December 31
	June 30, 2005	2004	2003

Operating losses carried forward	$54,921	$2,055	$897
Less: Valuation allowance	(54,921)	(2,055)	(897)
	$-	$-	$-

The Company has established a full valuation allowance on its deferred tax assets since it is more likely than not that a benefit will not be realized in the future due to the Company’s recurring operating losses. The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and this causes a change in management’s judgement about the recoverability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current income.

The difference in income tax expense due to differences between the United States statutory federal income tax rate and the Company’s effective income tax rate applied to income before income taxes was as follows:

Ignition Technologies Inc. (dba Mobile Gaming Now, Inc.)
(A Development Stage Company)
Notes to Financial Statements
(Stated in U.S. Dollars)

7.	Income Taxes - Continued

			For the period
			from March 3,
		For the year	2003
	Six months	ended	(inception) to
	ended June 30	December 31	December 31
	2005	2004	2003

U.S. statutory tax rates	34.00%	34.00%	34.00%

Income tax recovery based on statutory rate	$268,245	$1,158	$897
Stock-based compensation	(215,379)	-	-
Increase in valuation allowance	(52,866)	(1,158)	(897)
	$-	$-	$-

At June 30, 2005, the Company has net operating losses of approximately $155,000 for U.S. income tax purposes, which are available to reduce future taxable income in the United States, which if not used will begin to expire in 2023.

8.	Subsequent Event

On August 4, 2005, the Company’s stockholders entered into a share exchange agreement withTryx Ventures, Inc. (“TRYX”) dated July 29, 2005, whereby TRYX will acquire all of the the Company’s issued and outstanding shares. TRYX is a company incorporated in British Columbia, Canada, currently registered with the Securities and Exchange Commission and whose common stock is quoted on the NASD Over-the-Counter Bulletin Board of the United States.

Through the share exchange, the Company’s stockholders will exchange all 47,370 of the issued and outstanding shares in consideration for the issuance of 4,500,000 shares of TRYX common stock. As a result of the share exchange, the Company will become a wholly-owned subsidiary of TRYX.

The share exchange will be accounted for using the purchase method of accounting as applicable to reverse acquisitions because the stockholders of the Company will control approximately 60% of the TRYX common stock immediately upon conclusion of the transaction and the continuing business is that of the Company. Under reverse acquisition accounting, the post-acquisition entity will be accounted for as a recapitalization of the Company.

Unaudited Pro-Forma Consolidated Financial Information

The Unaudited Pro-Forma Consolidated Financial Information reflects financial information which gives pro-forma effect to the issuance of 4.5 million shares of common stock of TRYX Ventures Corp. (“TRYX”) in exchange for all the outstanding common shares of Ignition Technologies, Inc. (“Ignition”).

The Pro-Forma Consolidated Statements included herein reflect the transaction as a recapitalization of Ignition and follow accounting recommendations applicable for reverse acquisitions. Such financial information has been prepared from, and should be read in conjunction with, the historical financial statements and notes thereto included elsewhere in TRYX’s 10-KSB Annual Report and in this 8-K Current Report.

The Pro-Forma Consolidated Statements of Operations give effect to the transaction as if it had occurred at January 1, 2004 combining the results of TRYX for the year ended March 31, 2005 with the results of Ignition for the year ended December 31, 2004. In addition, the pro-forma consolidated interim statement of operations combines the results of TRYX and Ignition for the six-month period ended June 30, 2005. Amounts included in the Pro-Forma Consolidated Statements of Operations for TRYX were translated to US dollars using the average rate of exchange for the period. The results of operations of TRYX for the three-month period ended March 31, 2005 have been included in both of these pro-forma consolidated statements of operations. The net loss of TRYX for the three-month period ended March 31, 2005 was $31,982. The Pro-Forma Consolidated Balance Sheet was prepared as if the above acquisition occurred on June 30, 2005 combining the June 30, 2005 financial position of TRYX (translated to US dollars using the exchange rate in effect on that date) with that of Ignition.

The Pro-Forma Consolidated Financial Information is prepared by management and is unaudited. It is management's opinion that this unaudited pro-forma consolidated financial information includes all adjustments necessary for the fair presentation of the contemplated transactions in accordance with generally accepted accounting principles applied on a basis consistent with the Company's accounting policies and the acquisition transaction as described in the notes to this pro-forma consolidated financial information. The Pro-Forma Consolidated Financial Information is not necessarily indicative of the consolidated results which actually would have occurred if the above transaction had been consummated at the beginning of the periods presented; nor does it purport to present the results of operations for future periods.

TRYX Ventures Corp.
(A Development Stage Company)
Pro forma Consolidated Balance Sheet	As of June 30, 2005
As at June 30, 2005	Exchange Rate: CDN $1 = $0.8159
(Unaudited)
	Tryx Ventures Corp.		Ignition			Pro-forma
	CDN	USD	USD	Adjustments	Ref	Consolidated
	$	$	$	$		$
Assets
Current
Cash	7,505	6,124	96,630	1,300,000	1	1,402,754
Amounts receivable	1,279	1,044	-	-		1,044
Deposits on natural gas and oil assets	967,680	789,556	-	(789,556)	2	-
Prepaid expenses and deposits	-	-	2,891	-		2,891
	976,464	796,724	99,521	510,444		1,406,689
Mobile Game and Marketing Software	-	-	229,150	-		229,150
Total Assets	976,464	796,724	328,671	510,444		1,635,839

Liabilities and Stockholders' Equity (Capital Deficit)
Liabilities
Current
Accounts payable and accrued liabilities	665,080	542,657	22,881	(493,473)	2	72,065
Deferred revenue	-	-	10,000	-		10,000
Due to related parties	-	-	7,239	-		7,239
Notes payable	87,416	71,325	350,000	-		421,325
	752,496	613,982	390,120	(493,473)		510,629
Convertible debt	-	-	-	545,894	1	545,894
Total Liabilities	752,496	613,982	390,120	52,421		1,056,523
Stockholders' Equity (Capital Deficit)
Capital stock	685,208	559,080	100,450	81,685	2,3	741,215
Additional paid-in capital	-	-	632,700	-	1,2,3	632,700
Deficit accumulated in the development stage	(461,240)	(376,338)	(794,599)	376,338	2,3	(794,599)
Total Stockholders' Equity (Capital Deficit)	223,968	182,742	(61,449)	458,023		579,316
Total Liabilities and Stockholders' Equity (Capital
Deficit)	976,464	796,724	328,671	510,444		1,635,839

The accompanying notes are an integral part of this pro-forma financial information.

TRYX Ventures Corp.
(A Development Stage Company)
Pro-forma Consolidated Statement of Operations
For the six months ended June 30, 2005
(Unaudited)

	Exchange Rate: CDN $1 = $0.8037
	Tryx Ventures Corp.		Ignition			Pro-forma
	CDN	USD	USD	Adjustments	Ref	Consolidated
	$	$	$	$		$
Operating Expenses

Consulting Fees	-	-	65,500	-		65,500
Exploration expenditures and option payments	7,500	6,028	-	(6,028)	2	-
Rent	4,500	3,617	-	-		3,617
Depreciation	-	-	20,850	-		20,850
General and administrative	-	-	20,641	-		20,641
Office and sundry	292	235	-	-		235
Regulatory and transfer agent fees	1,820	1,463	-	-		1,463
Professional fees	31,872	25,616	18,329	-		43,945
Research and development	-	-	656,985	-		656,985

Loss from operations	(45,984)	(36,959)	(782,305)	6,028		(813,236)
Other expense
Interest	-	-	(6,250)	(58,860)	1	(65,110)

Net loss from continuing operations	(45,984)	(36,959)	(788,555)	(52,832)		(878,346)

Basic and diluted loss per share
from continuing operations	$(0.01)	$(0.01)				$(0.12)
Weighted average outstanding shares	6,004,700	6,004,700		1,500,000	2,3	7,504,700

The accompanying notes are an integral part of this pro-forma financial information.

TRYX Ventures Corp.
(A Development Stage Company)
Pro-forma Consolidated Statement of Operations
For the year ended December 31, 2004
(Unaudited)

Exchange Rate: CDN $1 = $0.7682

			For the year
	For the year ended March 31,		ended December
	2005		31, 2004
	Tryx Ventures Corp.		Ignition			Pro-forma
	CDN	USD	USD	Adjustments	Ref	Consolidated
	$	$	$	$		$
Operating Expenses

Exploration expenditures and option payments	13,611	10,457	-	(10,457)	2	-
Rent	9,000	6,914	-	-		6,914
General and administrative	-	-	405	-		405
Office and sundry	1,694	1,301	-	-		1,301
Regulatory and transfer agent fees	1,639	1,259	-	-		1,259
Professional fees	35,413	27,207	3,000	-		30,207

Loss from operations	(61,357)	(47,138)	(3,405)	10,457		(40,086)

Other expense
Interest	-	-	-	(103,451)	1	(103,451)

Net loss from continuing operations	(61,357)	(47,138)	(3,405)	(92,994)		(143,537)

Basic and diluted loss per share from
continuing operations	(0.02)	(0.02)				(0.02)

Weighted average outstanding shares	3,004,700	3,004,700		4,500,000	3	7,504,700

The accompanying notes are an integral part of this pro-forma financial information.

TRYX Ventures Corp.
(A Development Stage Company)
Notes to the Pro-Forma Consolidated financial information
For the year ended December 31, 2004
(Unaudited)

1.
As part of the closing condition of the share exchange agreement Ignition, TRYX was required to obtain an executed convertible debt agreement in the amount of $2,765,000 which can be drawn down over a period not to exceed one year. The Debenture matures in 5 years and principal is repayable at that time. It may be converted to a unit using a conversion price of $0.70. Each unit consists of one common share and one share purchase warrant in TRYX. The share purchase warrants will only be issued upon conversion of the debt and are then exercisable for three years at a price of $1.00 per share.

In lieu of interest, the holder of the convertible debt will receive a percentage of TRYX’s gross revenues, which will most likely exceed the five year term of the convertible debenture, from Ignition or related business (the “Royalty”) as follows:

	(i)	5% of the first $10 million;
	(ii)	4% of the next $20 million;
	(iii)	3% of the next $35 million; and
	(iv)	2% of the next $55 million.

The Royalty may be purchased at the option of the Company at any time by paying 60% of the future Royalty payments that could still be earned as at the date of the payment.

Upon closing of the acquisition of Ignition, TRYX has drawn down $1.3 million of this facility convertible at the same terms as described above. In accordance with Emerging Issue Task Force (“EITF”) Abstract 00-27, the beneficial conversion feature is calculated on the convertible debt based on the excess of the fair value of common stock on the commitment date over the portion of the proceeds allocated to the common stock of the convertible debt. As such, a beneficial conversion feature of $754,106 is recorded as a discount to the convertible debt and initially credited to additional paid-in capital. The discount will be amortized to interest expense over the term of the debt using the effective interest rate method and is reflected in the pro-forma consolidated statements of operations as if the $1.3 million was drawn down on January 1, 2004.

2.
In contemplation of the share exchange transaction with Ignition’s stockholders, the Company has entered into agreements with two TRYX stockholders whereby the Company will sell its Deposits on Natural Gas and Oil assets net of related liabilities to the stockholders in exchange for three million shares of TRYX’s common stock for cancellation. The disposition is recorded at the carrying value of the disposed assets net of related liabilities, which approximates the fair value, due to a lack of trading activity of the TRYX common shares and the carrying value of the disposed assets net of related liabilities is the more readily determinable amount.

3.
On August 4, 2005, the Company entered into a share exchange agreement with Ignition dated July 29, 2005. Pursuant to the terms of the share exchange agreement, the Company agreed to issue 4,500,000 of the Company’s shares prior to a proposed five and a half- for-one split of common stock in the capital of the Company to the selling shareholders of Ignition on the basis of 95 common shares of the Company for every one common share of Ignition in exchange for all of the 47,370 issued and outstanding shares of common stock in the capital of Ignition.

The exchange of all of the issued and outstanding common stock of Ignition for 4.5 million pre- consolidation common shares of TRYX was accounted for as a recapitalization of Ignition. The carrying values of the TRYX net assets (including the impact of pro-forma adjustments 1 and 2 above) approximated fair values.

EXHIBITS

Copies of the following documents are included as exhibits to this current report pursuant to Item 601 of Regulation S-B:

Exhibit	Description
Number

10.10*	Intellectual Property Development and Transfer Agreement dated January 10, 2005, between Ignition Technologies, Inc., dba MobileGamingNow, Inc. and Illuminated Technologies, Inc.

10.11*	Consulting Agreement dated April 1, 2005, between Ignition Technologies, Inc. dba Mobile Gaming Now, Inc. and D.C. Goldman & Associates

10.12*	Software License Agreement dated August 10, 2005, between Fortuna UK and MobileGamingNow, Inc.

10.13*	Consulting Agreement dated April 1, 2005, between Ignition Technologies, Inc. dba Mobile Gaming Now, Inc. and DVRC, LLC

10.14*	Consulting / Development Agreement dated May 1, 2005, between Ignition Technologies, Inc. dba Mobile Gaming Now, Inc. and Illuminated Technologies, Inc.

10.15*	Consulting Agreement dated June 1, 2005, between Ignition Technologies, Inc. dba Mobile Gaming Now, Inc. and Adam Morand

10.16*	Consulting Agreement dated June 1, 2005, between Ignition Technologies, Inc. dba Mobile Gaming Now, Inc. and Don Currie

10.17*	Kahnawake Gaming Commission Temporary Client Provider Authorization

10.18*	Credit Facility Agreement dated October 21, 2005, between Tryx Ventures Corp. and Androgas Property S.A.

10.19*	General Security Agreement dated October 21, 2005, between Tryx Ventures Corp. and Androgas Property S.A.

10.20*	Unwind Agreement dated October 21, 2005, between Tryx Ventures Corp. and Trident Oil & Gas, Inc.

10.21*	Unwind Agreement dated October 21, 2005, between Tryx Ventures Corp. and Atlas Energy Corp.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRYX VENTURES CORP.

By:	/s/ Alessandra Bordon
Alessandra Bordon
Title: President, Chief Executive Officer and Treasurer
Date: October 31, 2005